                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-143623

MORGAN STANLEY                                               BEAR STEARNS [LOGO]

                                  -------------
                                      TOP27
                                  -------------

                                 $2,450,578,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                  MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                         ------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

                         ------------------------------
                                  JULY 2, 2007

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
--------------------------------------------------------------------------------

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

TRANSACTION FEATURES

o     Sellers:

------------------------------------------------------------------------------------------------------------------------
                                                                                                         % BY AGGREGATE
                                                NO. OF MORTGAGE   NO. OF MORTGAGED   AGGREGATE CUT-OFF    CUT-OFF DATE
LOAN SELLERS                                         LOANS           PROPERTIES       DATE BALANCE ($)       BALANCE
------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.                 62                92             1,100,923,632         40.4%
Morgan Stanley Mortgage Capital Holdings LLC           71                80               733,526,095         26.9%
Wells Fargo Bank, National Association                 52                56               562,984,354         20.7%
Principal Commercial Funding II LLC                    40                40               325,430,939         12.0%
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                225               268            $2,722,865,021        100.0%
------------------------------------------------------------------------------------------------------------------------

o     Loan Pool(1):

      o     Average Cut-off Date Balance: $12,101,622

      o     Largest Mortgage Loan by Cut-off Date Balance: $220,000,000

      o     Five largest and ten largest loans: 19.9% and 29.4% of pool, respectively

o     Property Types:

                               [PIE CHART OMITTED]

Manufactured Housing Community      0.9%
Retail                             43.9%
Office                             23.7%
Multifamily                        10.1%
Hospitality                         9.7%
Industrial                          7.5%
Other                               1.9%
Self Storage                        1.2%
Mixed Use                           1.1%

* "Other" includes Leased Fee and other property types.

o     Credit Statistics:

      o     Weighted average current debt service coverage ratio of 1.73x

      o     Weighted average post IO debt service coverage ratio of 1.65x

      o     Weighted average current loan-to-value ratio of 60.5%; weighted average balloon loan-to-value ratio of 57.1%

o     Call Protection:

      o     125 loans (56.2% of the pool) have a lockout period ranging from 24 to 35 payments from origination, then permit defeasance at least two years following securitization;

      o     65 loans (26.5% of the pool) have a lockout period ranging from 11 to 59 payments from origination, then permit a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%;

      o     32 loans (16.1% of the pool) have a lockout period ranging from 11 to 35 payments from origination, then permit a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance at least two years following securitization;

      o     1 loan (0.8% of the pool) is freely prepayable with the greater of yield maintenance and a prepayment premium of 1%, and also permits defeasance at least two years following securitization;

      o     2 loans (0.5% of the pool) are freely prepayable with the greater of yield maintenance and a prepayment premium of 1%.

o     Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
      Agent in addition to detailed payment and delinquency information.
      Information provided by the Paying Agent is expected to be available at
      www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the
      Paying Agent's website at www.ctslink.com/cmbs.

o     Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

o     Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

(1)   The 330 West 34th Street Mortgage Loan supports only the Class AW34
      Certificates, which are not being offered pursuant to the Prospectus and the Free Writing Prospectus. The numerical information contained in this term sheet concerning the Mortgage Loans and Mortgaged Properties does not include the 330 West 34th Street Mortgage Loan or the 330 West 34th Street
      Mortgaged Property and the term "certificates" does not include the Class
      AW34 Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-2

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
             APPROXIMATE                                                                   EXPECTED      APPROXIMATE    CERTIFICATE
               INITIAL      APPROXIMATE                                                     FINAL          INITIAL       PRINCIPAL
             CERTIFICATE       CREDIT          RATINGS        AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH    TO VALUE
 CLASS      BALANCE(1)(2)    SUPPORT(3)   (FITCH/S&P/DBRS)   LIFE(4)(5)   WINDOW(4)(6)      DATE(4)         RATE(7)       RATIO(8)
------------------------------------------------------------------------------------------------------------------------------------

  A-1         $93,700,000     27.000%       AAA/AAA/AAA         3.39         1 - 56        03/2012%           44.18%
------------------------------------------------------------------------------------------------------------------------------------
  A-1A       $287,920,000     27.000%       AAA/AAA/AAA         9.25        1 - 119        06/2017%           44.18%
------------------------------------------------------------------------------------------------------------------------------------
  A-2        $279,300,000     27.000%       AAA/AAA/AAA         4.66        56 - 59        06/2012%           44.18%
------------------------------------------------------------------------------------------------------------------------------------
  A-3        $137,400,000     27.000%       AAA/AAA/AAA         6.57        78 - 83        06/2014%           44.18%
------------------------------------------------------------------------------------------------------------------------------------
  A-AB       $112,300,000     27.000%       AAA/AAA/AAA         6.35        59 - 110       09/2016%           44.18%
------------------------------------------------------------------------------------------------------------------------------------
  A-4      $1,077,071,000     27.000%       AAA/AAA/AAA         9.77       110 - 119       06/2017%           44.18%
------------------------------------------------------------------------------------------------------------------------------------
  A-M        $272,286,000     17.000%       AAA/AAA/AAA         9.90       119 - 120       07/2017%           50.23%
------------------------------------------------------------------------------------------------------------------------------------
  A-J        $190,601,000     10.000%       AAA/AAA/AAA         9.95       120 - 120       07/2017%           54.47%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES(9)

------------------------------------------------------------------------------------------------------------------------------------
         APPROXIMATE
           INITIAL
         CERTIFICATE                                                                       EXPECTED      APPROXIMATE    CERTIFICATE
          BALANCE OR     APPROXIMATE                                                        FINAL          INITIAL       PRINCIPAL
           NOTIONAL         CREDIT           RATINGS          AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH    TO VALUE
CLASS     AMOUNT(1)        SUPPORT      (FITCH/S&P/DBRS)     LIFE(4)(5)   WINDOW(4)(6)      DATE(4)         RATE(7)       RATIO(8)
------------------------------------------------------------------------------------------------------------------------------------

X(10)   $2,722,865,021        --           AAA/AAA/AAA           --           --              --              %              --
------------------------------------------------------------------------------------------------------------------------------------
  B        $54,457,000      8.000%           AA/AA/AA          10.10       120 - 132       07/2018%            55.68%
------------------------------------------------------------------------------------------------------------------------------------
  C        $30,633,000      6.875%       AA-/AA-/AA(low)       13.69       132 - 176       03/2022%            56.36%
------------------------------------------------------------------------------------------------------------------------------------
  D        $30,632,000      5.750%            A/A/A            14.61       176 - 176       03/2022%            57.04%
------------------------------------------------------------------------------------------------------------------------------------
  E        $23,825,000      4.875%         A-/A-/A(low)        14.61       176 - 176       03/2022%            57.57%
------------------------------------------------------------------------------------------------------------------------------------
  F        $23,825,000      4.000%     BBB+/BBB+/BBB(high)     14.61       176 - 176       03/2022%            58.10%
------------------------------------------------------------------------------------------------------------------------------------
  G        $30,632,000      2.875%         BBB/BBB/BBB         14.61       176 - 176       03/2022%            58.78%
------------------------------------------------------------------------------------------------------------------------------------
  H        $23,825,000      2.000%      BBB-/BBB-/BBB(low)     14.61       176 - 176       03/2022%            59.31%
------------------------------------------------------------------------------------------------------------------------------------
J - P      $54,458,021        --                --               --           --              --              --             --
------------------------------------------------------------------------------------------------------------------------------------

Notes:      (1)   As of July 1, 2007.  In the case of each such Class, subject to a permitted variance of plus or minus 5%.

            (2)   For purposes of making distributions to the Class A-1, A-1A,
                  A-2, A-3, A-AB and A-4 Certificates, the pool of mortgage
                  loans will be deemed to consist of two distinct loan groups,
                  Loan Group 1 and Loan Group 2. Loan Group 1 will consist of
                  197 Mortgage loans, representing approximately 89.4% of the initial outstanding pool balance. Loan Group 2 will consist of
                  28 Mortgage Loans, representing approximately 10.6% of the aggregate principal balance of the pool of Mortgage Loans as of the cut-off date. Loan Group 2 will include approximately
                  95.6% of the aggregate principal balance of all the Mortgage
                  Loans secured by multifamily properties and manufactured
                  housing community properties. Generally, the Class A-1, A-2,
                  A-3, A-AB and A-4 certificates will only be entitled to
                  receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 1 until the
                  certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal
                  collected or advanced in respect of Mortgage Loans in Loan
                  Group 2 until the certificate principal balances of the Class
                  A-1, A-2, A-3, A-AB and A-4 Certificates have been reduced to zero. However, on or after any distribution date on which the certificate principal balances of the Class A-M through Class
                  P certificates have been reduced to zero, or the aggregate appraisal reduction is greater than the aggregate certificate principal balances of such classes, distributions of principal collected or advanced in respect of the entire pool of
                  Mortgage Loans will be distributed to the Class A-1, A-1A,
                  A-2, A-3, A-AB and A-4 Certificates, pro rata without regard to loan groups.

            (3)   The percentages indicated under the column "Approximate Credit
                  Support" with respect to the Class A-1, A-1A, A-2, A-3, A-AB and A-4 Certificates represent the approximate credit support for the Class A-1, A-1A, A-2, A-3, A-AB and A-4 Certificates
                  in the aggregate.

            (4)   Based on the Structuring Assumptions, assuming 0% CPR,
                  described in the Free Writing Prospectus, dated July 2, 2007, to accompany the Prospectus dated June 22, 2007 (the "Free
                  Writing Prospectus").

            (5)   Average life is expressed in terms of years.

            (6)   Principal window is the period (expressed in terms of months and commencing with the month of August 2007) during which distributions of principal are expected to be made to the
                  holders of each designated Class.

            (7)   The Class A-1, A-1A, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D,
                  E, F, G and H Certificates will each accrue interest at either
                  (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified
                  percentage, which percentage may be zero. The Class X
                  Certificates will accrue interest at a variable rate as
                  described herein.

            (8)   Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and the Certificate Balances
                  of all Class (if any) that are senior to such Class by the quotient of the aggregate pool balance and the pool's weighted average loan to value ratio. The Class A-1, A-1A, A-2,
                  A-AB,A-3 and A-4 Certificate Principal to Value Ratios are
                  calculated based upon the aggregate of the Class A-1, A-1A,
                  A-2, A-3, A-AB and A-4 Certificate Balances.

            (9)   Not offered pursuant to the Prospectus and Free Writing
                  Prospectus. Certificates to be offered privately pursuant to
                  Rule 144A. Information provided herein regarding the
                  characteristics of these certificates is provided only to
                  enhance understanding of the offered certificates. In addition to the classes of Certificates set forth in this table, the trust will also issue the Class AW34 Certificates (together with the Class R-I Certificates), which represent beneficial ownership of amounts received in respect of the 330 West 34th
                  Street Mortgage Loan, which is part of the trust but does not back any of the offered certificates. The Class AW34
                  Certificates are not represented in this table and are not offered pursuant to the prospectus supplement.

            (10)  The Class X Notional Amount will at all times be equal to the aggregate of the certificate balances of the classes of
                  principal balance certificates. Provided that for the Notional
                  Amount of the Class X Certificates does not include the Class
                  AW34 principal balance

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-3

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

I. ISSUE CHARACTERISTICS

ISSUE TYPE:                       Public: Class A-1, A-1A, A-2, A-3, A-AB, A-4, A-M and A-J (the "Offered
                                  Certificates")

                                  Private (Rule 144A): Class X, B, C, D, E, F, G, H, J, K, L, M, N, O and P
                                  Certificates

SECURITIES OFFERED:               $2,450,578,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through
                                  Certificates, including eight principal and interest classes (Class A-1, A-1A,
                                  A-2, A-3, A-AB, A-4, A-M and A-J Certificates)

SELLERS:                          Bear Stearns Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Holdings
                                  LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.),
                                  Wells Fargo Bank, National Association and Principal Commercial Funding II, LLC.

CO-LEAD BOOKRUNNING MANAGERS:     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc.

MASTER SERVICER:                  Wells Fargo Bank, National Association

PRIMARY SERVICERS:                Principal Global Investors, LLC (with respect to the individual loans sold by
                                  Principal Commercial Funding II, LLC); Wells Fargo Bank, National Association
                                  (with respect to the individual loans sold by it, Morgan Stanley Mortgage Capital
                                  Holdings LLC, and Bear Stearns Commercial Mortgage, Inc.).

SPECIAL SERVICER:                 Centerline Servicing Inc. (formerly known as ARCap Servicing, Inc.)

TRUSTEE:                          LaSalle Bank National Association

PAYING AGENT AND REGISTRAR:       Wells Fargo Bank, National Association

CUT-OFF DATE:                     July 1, 2007. For purposes of the information contained in this term sheet, scheduled payments due in July 2007 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on July 1,
                                  2007, not the actual day on which such scheduled payments were due.

EXPECTED CLOSING DATE:            On or about July 31, 2007

DETERMINATION DATES:              The 7th of each month (if the 7th is not a business day, the next succeeding business day), commencing in August 2007.

DISTRIBUTION DATES:               The 4th business day following the Determination Date in each month, commencing in
                                  August 2007

ADVANCING:                        The Master Servicer is required to advance delinquent monthly mortgage payments to the extent recoverable. If the Master Servicer determines that a previously made advance is not recoverable, the Master Servicer will reimburse itself from the
                                  Certificate Account for the amount of the advance, plus interest. The reimbursement will be taken first from principal distributable on the Certificates and then interest. The Master Servicer has discretion to defer to later periods any reimbursements that would be taken from interest on the Certificates.

MINIMUM DENOMINATIONS:            $25,000 for the Class A-1, A-1A, A-2, A-3, A-AB, A-4, A-M and A-J Certificates;
                                  with investments in excess of the minimum denominations made in multiples of $1

SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream, same day funds, with accrued interest

LEGAL/REGULATORY STATUS:          Class A-1, A-1A, A-2, A-3, A-AB, A-4, A-M and A-J Certificates are expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

RISK FACTORS:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS.
                                  SEE THE "RISK FACTORS" SECTION OF THE FREE WRITING PROSPECTUS AND THE "RISK
                                  FACTORS" SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-4

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

II. CLASS X CHARACTERISTICS

Class X Notional Amount:          The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time, provided that for the Notional Amount of the Class
                                  X Certificates does not include the Class AW34 principal balance

Class X Pass-Through Rate:        The Pass-Through Rate applicable to the Class X Certificates for each Distribution
                                  Date will equal the weighted average of the respective strip rates (the "Class X
                                  Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such
                                  Distribution Date). Each of those components will be comprised of all of the related class of the Principal Balance Certificates.

                                  For any Distribution Date, the applicable Class X Strip Rate with respect to each such component will equal the excess, if any, of (a) the Weighted Average Net
                                  Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such
                                  Distribution Date for the related class of Principal Balance Certificates. Under no circumstances will any Class X Strip Rate be less than zero.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-5

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

Yield Maintenance/Prepayment      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
Premium Allocation:               collected in respect of each Mortgage Loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
                                  Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D,
                                  Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A and AW34 Certificates, on that Distribution
                                  Date, (b) the Base Interest Fraction (as defined in the Free Writing Prospectus)
                                  for the related Principal Prepayment and that Class and (c) the amount of the
                                  Prepayment Premium or Yield Maintenance Charge collected in respect of such
                                  Principal Prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a Mortgage Loan in Loan Group 1 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

                                  On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
                                  collected in respect of each Mortgage Loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the
                                  Base Interest Fraction (as defined in the Free Writing Prospectus) for the related principal prepayment and the Class A-1A Certificates and (b) the amount of the
                                  Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

                                  Any Prepayment Premiums or Yield Maintenance Charges relating to a Mortgage Loan in Loan Group 2 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the
                                  Class X Certificates. Any Prepayment Premiums or Yield Maintenance Charges
                                  distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related
                                  Principal Prepayments.

                                  Prepayment Premiums or Yield Maintenance Charges on the 330 W 34th St Mortgage
                                  Loan will be distributed in their entirety to the Class AW34 Certificates. Class
                                  AW34 Certificates will not be entitled to any Prepayment Premiums or Yield
                                  Maintenance Charge on any other Mortgage Loan.

                                  The following is an example of the Prepayment Premium Allocation under (ii) above based on the information contained herein and the following assumptions:

                                  Two Classes of Certificates: Class A-1 and X

                                  The characteristics of the Mortgage Loan being prepaid are as follows:

                                        o     Loan Group: 1

                                        o     Mortgage Rate: 5.80%

                                        o     Maturity Date: 5 years

                                  The Discount Rate is equal to 4.70%

                                  The Class A-1 Pass-Through Rate is equal to 5.30%

                                                               CLASS A-1 CERTIFICATES
                                  ----------------------------------------------------------------------------------
                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                    METHOD                              FRACTION          ALLOCATION
                                  ----------------------------------------------- --------------------- ------------

                                         (Class A-1 Pass-Through Rate -
                                                  Discount Rate)                     (5.30%-4.70%)
                                        -------------------------------              -------------         54.55%
                                        (Mortgage Rate - Discount Rate)              (5.80%-4.70%)

                                                                CLASS X CERTIFICATES
                                  ----------------------------------------------------------------------------------
                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                    METHOD                              FRACTION          ALLOCATION
                                  ----------------------------------------------- --------------------- ------------

                                          (1 - Class A-1 Allocation)                   (1-54.55%)          45.45%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
FREE WRITING PROSPECTUS AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-6

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

III. COLLATERAL DESCRIPTION

-----------
             Single Note/Multiple Properties
-----------

------------------------------------------------------------------------------------------------------------------------------
                                                     TEN LARGEST LOANS
------------------------------------------------------------------------------------------------------------------------------
           MORTGAGE
             LOAN                                                            PROPERTY      CUT-OFF DATE    % OF    UNITS/SF/
LOAN NO.    SELLER    PROPERTY NAME                CITY           STATE        TYPE          BALANCE($)    POOL      ROOMS
------------------------------------------------------------------------------------------------------------------------------

    1       BSCMI     360 Park Avenue South        New York        NY       Office          220,000,000    8.1%      451,800
    2       MSMCH     Legacy Village               Lyndhurst       OH       Retail          100,574,654    3.7%      594,682
  3 - 6     BSCMI     C&S Wholesale Portfolio      Various       Various    Industrial       82,500,000    3.0%    1,721,072
    7       MSMCH     Fair City Mall               Fairfax         VA       Retail           71,000,000    2.6%      384,752
    8       MSMCH     Plaza at Landmark            Alexandria      VA       Retail           69,000,000    2.5%      428,668
    9       BSCMI     Maple Tree Place             Williston       VT       Retail           63,400,000    2.3%      488,915
   10       BSCMI     The Mercer Hotel             New York        NY       Hospitality      55,000,000    2.0%           75
 11 - 12    BSCMI     NY Inland Portfolio          Various         NY       Retail           52,310,000    1.9%      673,696
   13       BSCMI     485 Madison Avenue           New York        NY       Office           45,000,000    1.7%      280,060
   14        WFB      Parkshore Plaza 1            Folsom          CA       Office           41,275,000    1.5%      269,254
------------------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGE:                                              $800,059,654   29.4%
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                DSCR
           MORTGAGE                                  LOAN PER                 POST IO
             LOAN                                    UNIT/SF/                  PERIOD     CUT-OFF     BALLOON
LOAN NO.    SELLER    PROPERTY NAME                    ROOM        DSCR (X)     (X)       DATE LTV      LTV
--------------------------------------------------------------------------------------------------------------

    1       BSCMI     360 Park Avenue South          $486.94         1.53       1.20        68.1%       61.8%
    2       MSMCH     Legacy Village                 $169.12         1.28       1.28        61.0%       49.6%
  3 - 6     BSCMI     C&S Wholesale Portfolio         $47.94         1.88       1.88        54.0%       54.0%
    7       MSMCH     Fair City Mall                 $184.53         1.47       1.47        59.4%       59.4%
    8       MSMCH     Plaza at Landmark              $160.96         1.45       1.45        61.9%       61.9%
    9       BSCMI     Maple Tree Place               $129.67         1.77       1.77        53.5%       53.5%
   10       BSCMI     The Mercer Hotel              $733,333         2.76       2.76        40.7%       40.7%
 11 - 12    BSCMI     NY Inland Portfolio             $77.65         1.93       1.93        54.8%       54.8%
   13       BSCMI     485 Madison Avenue             $160.68         2.17       2.17        29.8%       29.8%
   14        WFB      Parkshore Plaza 1              $153.29         1.59       1.59        65.0%       65.0%
--------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGE:                        1.69X      1.60X       58.2%       55.1%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-7

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

IV. MORTGAGE LOANS WITH SCHEDULED BALLOON PAYMENTS TO DESIGNATED CLASSES(1)(2)

--------------
               Single Note/Multiple Properties
--------------

------------------------------------------------------------------------------------------------------------------
                                                    CLASS A-1
------------------------------------------------------------------------------------------------------------------
                                                                                              % OF
 LOAN      MORTGAGE                                                           CUT-OFF DATE    TOTAL     BALLOON
  NO.     LOAN SELLER    PROPERTY NAME             STATE     PROPERTY TYPE    BALANCE ($)     POOL    BALANCE ($)
------------------------------------------------------------------------------------------------------------------

   9         BSCMI       Maple Tree Place(3)        VT       Retail             63,400,000     2.3%    63,400,000
11 - 12      BSCMI       NY Inland Portfolio(3)     NY       Retail             52,310,000     1.9%    52,310,000
   19        BSCMI       Gardiner Manor Mall(3)     NY       Retail             36,300,000     1.3%    36,300,000
   30        BSCMI       Century III Plaza(3)       PA       Retail             26,200,000     1.0%    26,200,000
39 - 40      BSCMI       CT Inland Portfolio(3)     CT       Retail             22,080,000     0.8%    22,080,000
   99        MSMCH       One Flint Hill             VA       Office             11,587,561     0.4%    10,429,958
  103        BSCMI       Home Depot Center(3)       PA       Retail             11,200,000     0.4%    11,200,000
  105        BSCMI       Bed Bath & Beyond(3)       NY       Retail             10,550,000     0.4%    10,550,000
------------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGE:                              $233,627,561     8.6%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                                                           REM.
 LOAN      MORTGAGE                                            POST IO    CUT-OFF    MATURITY   REM. IO  TERM TO
  NO.      LOAN SELLER    PROPERTY NAME             DSCR (X)   DSCR (X)   DATE LTV   DATE LTV     TERM   MATURITY
------------------------------------------------------------------------------------------------------------------

   9       BSCMI         Maple Tree Place(3)         1.77       1.77        53.5%      53.5%       56       56
11 - 12    BSCMI         NY Inland Portfolio(3)      1.93       1.93        54.8%      54.8%       56       56
   19      BSCMI         Gardiner Manor Mall(3)      1.98       1.98        51.1%      51.1%       56       56
   30      BSCMI         Century III Plaza(3)        1.82       1.82        58.7%      58.7%       56       56
39 - 40    BSCMI         CT Inland Portfolio(3)      1.84       1.84        53.1%      53.1%       56       56
   99      MSMCH         One Flint Hill              1.42       1.42        32.0%      28.8%      NAP       44
  103      BSCMI         Home Depot Center(3)        1.96       1.96        58.9%      58.9%       56       56
  105      BSCMI         Bed Bath & Beyond(3)        1.82       1.82        56.7%      56.7%       56       56
------------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGE:     1.84X      1.84X       53.3%      53.1%                55
------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                       CLASS A-2
-----------------------------------------------------------------------------------------------------------------------
                                                                                                   % OF
 LOAN      MORTGAGE                                                                CUT-OFF DATE    TOTAL     BALLOON
  NO.     LOAN SELLER    PROPERTY NAME                  STATE     PROPERTY TYPE    BALANCE ($)     POOL    BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------

   9         BSCMI       Maple Tree Place(3)             VT       Retail             63,400,000     2.3%    63,400,000
11 - 12      BSCMI       NY Inland Portfolio(3)          NY       Retail             52,310,000     1.9%    52,310,000
17 - 18      BSCMI       Springfield Hotel Portfolio     IL       Hospitality        36,500,000     1.3%    36,500,000
   19        BSCMI       Gardiner Manor Mall(3)          NY       Retail             36,300,000     1.3%    36,300,000
   30        BSCMI       Century III Plaza(3)            PA       Retail             26,200,000     1.0%    26,200,000
39 - 40      BSCMI       CT Inland Portfolio(3)          CT       Retail             22,080,000     0.8%    22,080,000
  101        BSCMI       Crossroads                      VA       Retail             11,210,000     0.4%    11,210,000
  103        BSCMI       Home Depot Center(3)            PA       Retail             11,200,000     0.4%    11,200,000
  105        BSCMI       Bed Bath & Beyond(3)            NY       Retail             10,550,000     0.4%    10,550,000
  112        MSMCH       Wall Street West                CA       Office              9,000,000     0.3%     9,000,000
  113        BSCMI       Chesapeake Commons              VA       Retail              8,950,000     0.3%     8,950,000
  147        MSMCH       Bank of America - Studio City   CA       Retail              6,500,000     0.2%     6,500,000
  163        BSCMI       550 Western                     CA       Office              5,335,469     0.2%     5,024,907
  164        BSCMI       Walgreens Madeira               OH       Retail              2,876,000     0.1%     2,876,000
  165        BSCMI       ABX Air Coventry                RI       Industrial          2,454,000     0.1%     2,454,000
  176        BSCMI       Walgreens Sharonville           OH       Retail              2,655,000     0.1%     2,655,000
  177        BSCMI       Office Max - Orangeburg         SC       Retail              1,875,000     0.1%     1,875,000
-----------------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGE:                                   $309,395,469    11.4%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                                                                REM.
 LOAN      MORTGAGE                                                 POST IO    CUT-OFF    MATURITY   REM. IO  TERM TO
  NO.     LOAN SELLER    PROPERTY NAME                   DSCR (X)   DSCR (X)   DATE LTV   DATE LTV     TERM   MATURITY
-----------------------------------------------------------------------------------------------------------------------

   9         BSCMI       Maple Tree Place(3)               1.77       1.77       53.5%      53.5%       56       56
11 - 12      BSCMI       NY Inland Portfolio(3)            1.93       1.93       54.8%      54.8%       56       56
17 - 18      BSCMI       Springfield Hotel Portfolio       1.84       1.84       57.0%      57.0%       57       57
   19        BSCMI       Gardiner Manor Mall(3)            1.98       1.98       51.1%      51.1%       56       56
   30        BSCMI       Century III Plaza(3)              1.82       1.82       58.7%      58.7%       56       56
39 - 40      BSCMI       CT Inland Portfolio(3)            1.84       1.84       53.1%      53.1%       56       56
  101        BSCMI       Crossroads                        2.08       2.08       57.8%      57.8%       59       59
  103        BSCMI       Home Depot Center(3)              1.96       1.96       58.9%      58.9%       56       56
  105        BSCMI       Bed Bath & Beyond(3)              1.82       1.82       56.7%      56.7%       56       56
  112        MSMCH       Wall Street West                  1.72       1.72       59.3%      59.3%       57       57
  113        BSCMI       Chesapeake Commons                1.84       1.84       59.7%      59.7%       59       59
  147        MSMCH       Bank of America - Studio City     1.12       1.12       73.9%      73.9%       58       58
  163        BSCMI       550 Western                       1.36       1.36       61.0%      57.4%      NAP       57
  164        BSCMI       Walgreens Madeira                 1.85       1.85       62.2%      62.2%       57       57
  165        BSCMI       ABX Air Coventry                  1.85       1.85       62.2%      62.2%       57       57
  176        BSCMI       Walgreens Sharonville             1.91       1.91       62.1%      62.1%       57       57
  177        BSCMI       Office Max - Orangeburg           1.91       1.91       62.1%      62.1%       57       57
-----------------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGE:           1.84X      1.84X      55.9%      55.8%                56
-----------------------------------------------------------------------------------------------------------------------

(1)   This table identifies Mortgage Loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates

(2)   Based on the Structuring Assumptions, assuming 0% CPR, described in the
      Free Writing Prospectus, dated July 2, 2007, to accompany Prospectus dated
      June 22, 2007 (the "Free Writing Prospectus")

(3)   15% of the corresponding balloon balance is expected to result in principal distributions to the Class A-1 Certificates and the remaining
      85% is expected to result in principal distributions to the Class A-2
      Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-8

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

IV. MORTGAGE LOANS WITH SCHEDULED BALLOON PAYMENTS TO DESIGNATED CLASSES(1)(2)
(CONTINUED)

--------------
                Single Note/Multiple Properties
--------------

-----------------------------------------------------------------------------------------------------------------------
                                                       CLASS A-3
-----------------------------------------------------------------------------------------------------------------------
                                                                                                   % OF
 LOAN      MORTGAGE                                                                CUT-OFF DATE    TOTAL     BALLOON
  NO.     LOAN SELLER    PROPERTY NAME                  STATE     PROPERTY TYPE    BALANCE ($)     POOL    BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------

   2         MSMCH       Legacy Village                  OH       Retail            100,574,654     3.7%    81,806,878
  41         PCF II      Reston Sunrise I & II           VA       Office             22,000,000     0.8%    22,000,000
  74         BSCMI       Rivery Town Center              TX       Retail              8,018,000     0.3%     8,018,000
  75         BSCMI       Gander Mountain River Park      TX       Retail              6,435,000     0.2%     6,435,000
  114        PCF II      Iroquois Shopping Center        IL       Retail              8,750,000     0.3%     8,750,000
  175        MSMCH       Cancos Tile                     NY       Retail              4,595,124     0.2%     4,136,667
  186        BSCMI       Borders Carmel                  IN       Retail              4,140,000     0.2%     4,140,000
  249        MSMCH       The Plazas at Midtown I         TX       Retail              2,157,335     0.1%     1,849,793
-----------------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGE:                                   $156,670,113     5.8%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                                                               REM.
 LOAN       MORTGAGE                                                POST IO    CUT-OFF    MATURITY   REM. IO  TERM TO
  NO.      LOAN SELLER   PROPERTY NAME                   DSCR (X)   DSCR (X)   DATE LTV   DATE LTV     TERM   MATURITY
-----------------------------------------------------------------------------------------------------------------------

   2         MSMCH       Legacy Village                    1.28       1.28       61.0%      49.6%      NAP       78
  41         PCF II      Reston Sunrise I & II             1.41       1.41       63.7%      63.7%       83       83
  74         BSCMI       Rivery Town Center                1.85       1.85       59.9%      59.9%       79       79
  75         BSCMI       Gander Mountain River Park        1.85       1.85       59.9%      59.9%       81       81
  114        PCF II      Iroquois Shopping Center          2.90       2.90       41.5%      41.5%       81       81
  175        MSMCH       Cancos Tile                       1.16       1.16       63.8%      57.5%      NAP       83
  186        BSCMI       Borders Carmel                    1.99       1.99       59.1%      59.1%       83       83
  249        MSMCH       The Plazas at Midtown I           1.74       1.74       45.0%      38.6%      NAP       80
-----------------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGE:           1.46X      1.46X      60.0%      52.4%                79
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                       CLASS A-AB
-----------------------------------------------------------------------------------------------------------------------
                                                                                                   % OF
 LOAN      MORTGAGE                                                                CUT-OFF DATE    TOTAL     BALLOON
  NO.     LOAN SELLER    PROPERTY NAME                  STATE     PROPERTY TYPE    BALANCE ($)     POOL    BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------

  21         MSMCH       Marriott Raleigh                NC       Hospitality       35,000,000      1.3%    35,000,000
                         Crabtree Valley
  46         MSMCH       Soundview Plaza                 CT       Office            17,760,571      0.7%    14,939,621
-----------------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGE:                                   $52,760,571      1.9%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                                                               REM.
 LOAN       MORTGAGE                                                POST IO    CUT-OFF    MATURITY   REM. IO  TERM TO
  NO.      LOAN SELLER   PROPERTY NAME                   DSCR (X)   DSCR (X)   DATE LTV   DATE LTV     TERM   MATURITY
-----------------------------------------------------------------------------------------------------------------------

  21         MSMCH       Marriott Raleigh                  1.81       1.81       70.0%      70.0%      68        68
                         Crabtree Valley
  46         MSMCH       Soundview Plaza                   1.12       1.12       53.0%      44.6%      NAP       66
-----------------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGE:           1.58X      1.58X      64.3%      61.4%                67
-----------------------------------------------------------------------------------------------------------------------

(1)   This table identifies Mortgage Loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates

(2)   Based on the Structuring Assumptions, assuming 0% CPR, described in the
      Free Writing Prospectus, dated July 2, 2007, to accompany Prospectus dated
      June 22, 2007 (the "Free Writing Prospectus")

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                       T-9

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

TOTAL POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE      % OF
                               LOANS        BALANCE ($)       POOL
--------------------------------------------------------------------
1 - 1,000,000                     3             2,460,044       0.1
1,000,001 - 2,000,000            16            26,353,764       1.0
2,000,001 - 3,000,000            43           111,914,108       4.1
3,000,001 - 4,000,000            25            91,181,672       3.3
4,000,001 - 5,000,000            21            94,910,121       3.5
5,000,001 - 6,000,000             7            40,035,443       1.5
6,000,001 - 7,000,000            15            96,974,885       3.6
7,000,001 - 8,000,000             7            55,099,790       2.0
8,000,001 - 9,000,000            11            93,354,243       3.4
9,000,001 - 10,000,000            5            49,260,289       1.8
10,000,001 - 15,000,000          23           293,098,805      10.8
15,000,001 - 20,000,000          13           221,772,838       8.1
20,000,001 - 30,000,000          17           430,714,365      15.8
30,000,001 <=                    19         1,115,734,654      41.0
--------------------------------------------------------------------
TOTAL:                          225        $2,722,865,021     100.0
--------------------------------------------------------------------
Min: 659,403             Max: 220,000,000       Average: 12,101,622
--------------------------------------------------------------------

STATE
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                             MORTGAGED      CUT-OFF DATE      % OF
                             PROPERTIES     BALANCE ($)       POOL
--------------------------------------------------------------------
New York                         23           548,905,014      20.2
Virginia                         20           358,282,665      13.2
California - Southern            31           216,263,152       7.9
California - Northern            15           140,446,166       5.2
Maryland                         13           176,161,016       6.5
Ohio                              7           166,187,165       6.1
New Jersey                       11           117,963,596       4.3
Pennsylvania                      8           104,831,060       3.9
Texas                            19           102,670,358       3.8
Florida                          13            76,037,628       2.8
Illinois                         10            74,260,748       2.7
Other                            98           640,856,452      23.5
--------------------------------------------------------------------
TOTAL:                          268        $2,722,865,021     100.0
--------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------
                               NO. OF         AGGREGATE
                              MORTGAGED     CUT-OFF DATE      % OF
                             PROPERTIES      BALANCE ($)      POOL
--------------------------------------------------------------------
Retail                          141         1,195,169,790      43.9
Office                           35           644,292,824      23.7
Multifamily                      24           275,509,540      10.1
Hospitality                      18           264,666,209       9.7
Industrial                       23           203,950,925       7.5
Other                             7            51,341,692       1.9
Self Storage                      9            31,607,082       1.2
Mixed Use                         6            30,648,470       1.1
Manufactured Housing
Community                         5            25,678,489       0.9
--------------------------------------------------------------------
TOTAL:                          268        $2,722,865,021     100.0
--------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE      % OF
                               LOANS        BALANCE ($)       POOL
--------------------------------------------------------------------
5.001 - 5.500                    45           943,496,525      34.7
5.501 - 6.000                   150         1,358,014,524      49.9
6.001 - 6.500                    25           379,742,803      13.9
6.501 - 7.000                     4            30,023,608       1.1
7.501 <=                          1            11,587,561       0.4
--------------------------------------------------------------------
TOTAL:                          225        $2,722,865,021     100.0
--------------------------------------------------------------------
   Min: 5.050            Max: 7.630                  Wtd Avg: 5.683
--------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE      % OF
                               LOANS        BALANCE ($)       POOL
--------------------------------------------------------------------
1 - 60                           19           339,380,832      12.5
61 - 120                        203         2,152,084,189      79.0
121 - 180                         3           231,400,000       8.5
--------------------------------------------------------------------
TOTAL:                          225        $2,722,865,021     100.0
--------------------------------------------------------------------
   Min: 60                 Max: 180                  Wtd Avg: 116
--------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE      % OF
                               LOANS        BALANCE ($)       POOL
--------------------------------------------------------------------
1 - 60                           20           350,968,393      12.9
61 - 120                        202         2,140,496,628      78.6
121 - 180                         3           231,400,000       8.5
--------------------------------------------------------------------
TOTAL:                          225        $2,722,865,021     100.0
--------------------------------------------------------------------
   Min: 44                 Max: 179                  Wtd Avg: 112
--------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE      % OF
                               LOANS        BALANCE ($)       POOL
--------------------------------------------------------------------
Interest Only                    92         1,552,115,500      57.0
121 - 180                         3            13,729,615       0.5
181 - 240                         3            14,734,479       0.5
241 - 300                        17           440,679,127      16.2
301 - 360                       108           652,668,801      24.0
401 - 420                         2            48,937,500       1.8
--------------------------------------------------------------------
TOTAL:                          225        $2,722,865,021     100.0
--------------------------------------------------------------------
  Non Zero Min: 132        Max: 420         Non Zero Wtd Avg: 355
--------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE      % OF
                               LOANS        BALANCE ($)       POOL
--------------------------------------------------------------------
Interest Only                    92         1,552,115,500      57.0
121 - 180                         3            13,729,615       0.5
181 - 240                         4            26,322,040       1.0
241 - 300                        16           429,091,566      15.8
301 - 360                       108           652,668,801      24.0
361 - 420                         2            48,937,500       1.8
--------------------------------------------------------------------
TOTAL:                          225        $2,722,865,021     100.0
--------------------------------------------------------------------
  Non Zero Min: 130        Max: 420        Non Zero Wtd Avg:  329
--------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE      % OF
                               LOANS        BALANCE ($)       POOL
--------------------------------------------------------------------
0.0 - 20.0                        3            21,249,618       0.8
20.1 - 30.0                       2            46,997,815       1.7
30.1 - 40.0                      10            86,078,766       3.2
40.1 - 50.0                      30           242,998,197       8.9
50.1 - 60.0                      51           710,256,364      26.1
60.1 - 70.0                      81         1,144,134,618      42.0
70.1 - 80.0                      48           471,149,643      17.3
--------------------------------------------------------------------
TOTAL:                          225        $2,722,865,021     100.0
--------------------------------------------------------------------
   Min: 6.7               Max: 80.0                 Wtd Avg: 60.5
--------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE      % OF
                               LOANS        BALANCE ($)       POOL
--------------------------------------------------------------------
0.0 - 10.0                        3            25,182,402       0.9
10.1 - 20.0                       3             9,796,831       0.4
20.1 - 30.0                       4            62,577,780       2.3
30.1 - 40.0                      18           102,278,850       3.8
40.1 - 50.0                      40           420,187,899      15.4
50.1 - 60.0                      69           818,809,511      30.1
60.1 - 70.0                      72         1,033,491,748      38.0
70.1 - 80.0                      16           250,540,000       9.2
--------------------------------------------------------------------
TOTAL:                          225        $2,722,865,021     100.0
--------------------------------------------------------------------
   Min: 6.7               Max: 77.4                 Wtd Avg: 57.1
--------------------------------------------------------------------

CURRENT DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE      % OF
                               LOANS        BALANCE ($)       POOL
--------------------------------------------------------------------
<= 1.20                          11            62,964,529       2.3
1.21 - 1.30                      16           178,362,305       6.6
1.31 - 1.40                      21           196,185,231       7.2
1.41 - 1.50                      40           465,592,802      17.1
1.51 - 1.60                      30           600,234,439      22.0
1.61 - 1.70                      16           123,599,192       4.5
1.71 - 1.80                      24           257,482,437       9.5
1.81 - 1.90                      20           281,199,851      10.3
1.91 - 2.00                      10           129,576,297       4.8
2.01 <=                          37           427,667,937      15.7
--------------------------------------------------------------------
TOTAL:                          225        $2,722,865,021     100.0
--------------------------------------------------------------------
   Min: 1.08             Max: 13.33                 Wtd Avg: 1.73
--------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)
--------------------------------------------------------------------
                               NO. OF        AGGREGATE
                              MORTGAGE      CUT-OFF DATE      % OF
                               LOANS        BALANCE ($)       POOL
--------------------------------------------------------------------
<= 1.20                          26           431,647,029      15.9
1.21 - 1.30                      28           289,277,505      10.6
1.31 - 1.40                      23           165,222,731       6.1
1.41 - 1.50                      28           343,632,602      12.6
1.51 - 1.60                      29           366,749,439      13.5
1.61 - 1.70                      16           139,699,192       5.1
1.71 - 1.80                      21           237,342,437       8.7
1.81 - 1.90                      15           257,999,851       9.5
1.91 - 2.00                       8           117,476,297       4.3
2.01 <=                          31           373,817,937      13.7
--------------------------------------------------------------------
TOTAL:                          225        $2,722,865,021     100.0
--------------------------------------------------------------------
   Min: 1.08             Max: 13.33                 Wtd Avg: 1.65
--------------------------------------------------------------------

      All numerical information concerning the Mortgage Loans is approximate.
      All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-10

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 1
---------------------------------------------------------------------
1 - 1,000,000                     3             2,460,044       0.1
1,000,001 - 2,000,000            15            25,003,764       1.0
2,000,001 - 3,000,000            38            97,929,401       4.0
3,000,001 - 4,000,000            21            76,096,309       3.1
4,000,001 - 5,000,000            20            90,660,121       3.7
5,000,001 - 6,000,000             6            34,435,443       1.4
6,000,001 - 7,000,000            13            83,924,885       3.4
7,000,001 - 8,000,000             4            31,899,790       1.3
8,000,001 - 9,000,000            10            84,354,243       3.5
9,000,001 - 10,000,000            4            39,260,289       1.6
10,000,001 - 15,000,000          21           268,398,805      11.0
15,000,001 - 20,000,000           9           153,572,838       6.3
20,000,001 - 30,000,000          16           404,714,365      16.6
30,000,001 <=                    17         1,042,234,654      42.8
---------------------------------------------------------------------
TOTAL:                          197        $2,434,944,951     100.0
---------------------------------------------------------------------
Min: 659,403          Max: 220,000,000         Average: 12,360,127
---------------------------------------------------------------------

STATE
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                             MORTGAGED      CUT-OFF DATE      LOAN
                             PROPERTIES     BALANCE ($)      GROUP 1
---------------------------------------------------------------------
New York                         21           541,905,014      22.3
California - Southern            24           163,913,152       6.7
California - Northern            14           137,446,166       5.6
Virginia                         18           301,282,665      12.4
Maryland                         13           176,161,016       7.2
Ohio                              7           166,187,165       6.8
New Jersey                       10           109,963,596       4.5
Texas                            18            76,670,358       3.1
Florida                          13            76,037,628       3.1
Pennsylvania                      7            71,331,060       2.9
Illinois                          9            70,260,748       2.9
Other                            86           543,786,381      22.3
---------------------------------------------------------------------
TOTAL:                          240        $2,434,944,951     100.0
---------------------------------------------------------------------

PROPERTY TYPE
---------------------------------------------------------------------
                               NO. OF         AGGREGATE       % OF
                              MORTGAGED     CUT-OFF DATE      LOAN
                             PROPERTIES      BALANCE ($)     GROUP 1
---------------------------------------------------------------------
Retail                          141         1,195,169,790      49.1
Office                           35           644,292,824      26.5
Hospitality                      18           264,666,209      10.9
Industrial                       23           203,950,925       8.4
Other                             7            51,341,692       2.1
Self Storage                      9            31,607,082       1.3
Mixed Use                         6            30,648,470       1.3
Multifamily                       1            13,267,959       0.5
---------------------------------------------------------------------
TOTAL:                          240         2,434,944,951     100.0
---------------------------------------------------------------------

MORTGAGE RATE (%)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 1
---------------------------------------------------------------------
5.001 - 5.500                    34           804,796,525      33.1
5.501 - 6.000                   134         1,212,779,816      49.8
6.001 - 6.500                    24           375,757,440      15.4
6.501 - 7.000                     4            30,023,608       1.2
7.501 <=                          1            11,587,561       0.5
---------------------------------------------------------------------
TOTAL:                          197        $2,434,944,951     100.0
---------------------------------------------------------------------
  Min: 5.050             Max: 7.630                Wtd Avg: 5.693
---------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 1
---------------------------------------------------------------------
1 - 60                           17           309,395,469      12.7
61 - 120                        177         1,894,149,481      77.8
121 - 180                         3           231,400,000       9.5
---------------------------------------------------------------------
TOTAL:                          197        $2,434,944,951     100.0
---------------------------------------------------------------------
  Min: 60                  Max: 180                  Wtd Avg: 116
---------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 1
---------------------------------------------------------------------
1 - 60                           18           320,983,030      13.2
61 - 120                        176         1,882,561,921      77.3
121 - 180                         3           231,400,000       9.5
---------------------------------------------------------------------
TOTAL:                          197        $2,434,944,951     100.0
---------------------------------------------------------------------
  Min: 44                  Max: 179                  Wtd Avg: 112
---------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 1
---------------------------------------------------------------------
Interest Only                    75         1,332,365,500      54.7
121 - 180                         3            13,729,615       0.6
181 - 240                         3            14,734,479       0.6
241 - 300                        17           440,679,127      18.1
301 - 360                        97           584,498,730      24.0
361 - 420                         2            48,937,500       2.0
---------------------------------------------------------------------
TOTAL:                          197        $2,434,944,951     100.0
---------------------------------------------------------------------
  Non Zero Min: 132        Max: 420         Non Zero Wtd Avg: 333
---------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 1
---------------------------------------------------------------------
Interest Only                    75         1,332,365,500      54.7
121 - 180                         3            13,729,615       0.6
181 - 240                         4            26,322,040       1.1
241 - 300                        16           429,091,566      17.6
301 - 360                        97           584,498,730      24.0
361 - 420                         2            48,937,500       2.0
---------------------------------------------------------------------
TOTAL:                          197        $2,434,944,951     100.0
---------------------------------------------------------------------
  Non Zero Min: 130        Max: 420         Non Zero Wtd Avg: 327
---------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 1
---------------------------------------------------------------------
0.0 - 20.0                        2            17,249,618       0.7
20.1 - 30.0                       2            46,997,815       1.9
30.1 - 40.0                      10            86,078,766       3.5
40.1 - 50.0                      26           211,012,834       8.7
50.1 - 60.0                      43           642,056,364      26.4
60.1 - 70.0                      71         1,005,390,403      41.3
70.1 - 80.0                      43           426,159,150      17.5
---------------------------------------------------------------------
TOTAL:                          197        $2,434,944,951     100.0
---------------------------------------------------------------------
  Min: 11.1               Max: 80.0                 Wtd Avg: 60.5
---------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 1
---------------------------------------------------------------------
0.0 - 10.0                        2            21,182,402       0.9
10.1 - 20.0                       3             9,796,831       0.4
20.1 - 30.0                       4            62,577,780       2.6
30.1 - 40.0                      17            98,293,487       4.0
40.1 - 50.0                      36           389,187,899      16.0
50.1 - 60.0                      57           709,917,929      29.2
60.1 - 70.0                      65           933,448,622      38.3
70.1 - 80.0                      13           210,540,000       8.6
---------------------------------------------------------------------
TOTAL:                          197        $2,434,944,951     100.0
---------------------------------------------------------------------
  Min: 7.2                Max: 75.5                 Wtd Avg: 56.8
---------------------------------------------------------------------

CURRENT DEBT SERVICE COVERAGE RATIO (X)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 1
---------------------------------------------------------------------
<= 1.20                          11            62,964,529       2.6
1.21 - 1.30                      14           149,969,179       6.2
1.31 - 1.40                      20           162,685,231       6.7
1.41 - 1.50                      30           365,295,436      15.0
1.51 - 1.60                      28           591,999,076      24.3
1.61 - 1.70                      15           120,599,192       5.0
1.71 - 1.80                      19           226,188,222       9.3
1.81 - 1.90                      20           281,199,851      11.5
1.91 - 2.00                      10           129,576,297       5.3
2.01 <=                          30           344,467,937      14.1
---------------------------------------------------------------------
TOTAL:                          197        $2,434,944,951     100.0
---------------------------------------------------------------------
  Min: 1.08               Max: 7.34                 Wtd Avg: 1.72
---------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 1
---------------------------------------------------------------------
<= 1.20                          26           431,647,029      17.7
1.21 - 1.30                      24           251,284,379      10.3
1.31 - 1.40                      21           128,722,731       5.3
1.41 - 1.50                      19           249,835,236      10.3
1.51 - 1.60                      27           358,514,076      14.7
1.61 - 1.70                      15           124,199,192       5.1
1.71 - 1.80                      15           184,148,222       7.6
1.81 - 1.90                      15           257,999,851      10.6
1.91 - 2.00                       8           117,476,297       4.8
2.01 <=                          27           331,117,937      13.6
---------------------------------------------------------------------
TOTAL:                          197        $2,434,944,951     100.0
---------------------------------------------------------------------
  Min: 1.08               Max: 7.34                 Wtd Avg: 1.64
---------------------------------------------------------------------

      All numerical information concerning the Mortgage Loans is approximate.
      All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-11

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 2
---------------------------------------------------------------------
1,000,001 - 2,000,000             1             1,350,000       0.5
2,000,001 - 3,000,000             5            13,984,707       4.9
3,000,001 - 4,000,000             4            15,085,363       5.2
4,000,001 - 5,000,000             1             4,250,000       1.5
5,000,001 - 6,000,000             1             5,600,000       1.9
6,000,001 - 7,000,000             2            13,050,000       4.5
7,000,001 - 8,000,000             3            23,200,000       8.1
8,000,001 - 9,000,000             1             9,000,000       3.1
9,000,001 - 10,000,000            1            10,000,000       3.5
10,000,001 - 15,000,000           2            24,700,000       8.6
15,000,001 - 20,000,000           4            68,200,000      23.7
20,000,001 - 30,000,000           1            26,000,000       9.0
30,000,001 <=                     2            73,500,000      25.5
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------
Min: 1,350,000        Max: 40,000,000          Average: 10,282,860
---------------------------------------------------------------------

STATE
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                             MORTGAGED      CUT-OFF DATE      LOAN
                             PROPERTIES     BALANCE ($)      GROUP 2
---------------------------------------------------------------------
Virginia                          2            57,000,000      19.8
California - Southern             7            52,350,000      18.2
California - Northern             1             3,000,000       1.0
Pennsylvania                      1            33,500,000      11.6
Alaska                            2            32,500,000      11.3
Texas                             1            26,000,000       9.0
Michigan                          4            21,791,582       7.6
Indiana                           1            18,700,000       6.5
Arizona                           1             9,000,000       3.1
New Jersey                        1             8,000,000       2.8
New York                          2             7,000,000       2.4
Other                             5            19,078,489       6.6
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------

PROPERTY TYPE
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                             MORTGAGED      CUT-OFF DATE      LOAN
                             PROPERTIES     BALANCE ($)      GROUP 2
---------------------------------------------------------------------
Multifamily                      23           262,241,582      91.1
Manufactured Housing
Community                         5            25,678,489       8.9
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------

MORTGAGE RATE (%)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 2
---------------------------------------------------------------------
5.001 - 5.500                    11           138,700,000      48.2
5.501 - 6.000                    16           145,234,707      50.4
6.001-6.500                       1             3,985,363       1.4
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------
  Min: 5.329             Max: 6.020                Wtd Avg: 5.594
---------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 2
---------------------------------------------------------------------
1 - 60                            2            29,985,363      10.4
61 - 120                         26           257,934,707      89.6
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------
   Min: 60                 Max: 120                  Wtd Avg: 114
---------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 2
---------------------------------------------------------------------
1 - 60                            2            29,985,363      10.4
61 - 120                         26           257,934,707      89.6
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------
  Min: 56                  Max: 120                  Wtd Avg: 112
---------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 2
---------------------------------------------------------------------
Interest Only                    17           219,750,000      76.3
301 - 360                        11            68,170,070      23.7
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------
  Non Zero Min: 360        Max: 360          Non Zero Wtd Avg: 360
---------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 2
---------------------------------------------------------------------
Interest Only                    17           219,750,000      76.3
301 - 360                        11            68,170,070      23.7
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------
  Non Zero Min: 356        Max: 360         Non Zero Wtd Avg: 360
---------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 2
---------------------------------------------------------------------
0.0 - 20.0                        1             4,000,000       1.4
40.1 - 50.0                       4            31,985,363      11.1
50.1 - 60.0                       8            68,200,000      23.7
60.1 - 70.0                      10           138,744,215      48.2
70.1 - 80.0                       5            44,990,493      15.6
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------
  Min: 6.7                Max: 80.0                 Wtd Avg: 60.7
---------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 2
---------------------------------------------------------------------
0.0 - 10.0                        1             4,000,000       1.4
30.1 - 40.0                       1             3,985,363       1.4
40.1 - 50.0                       4            31,000,000      10.8
50.1 - 60.0                      12           108,891,582      37.8
60.1 - 70.0                       7           100,043,126      34.7
70.1 - 80.0                       3            40,000,000      13.9
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------
  Min: 6.7                Max: 77.4                 Wtd Avg: 59.5
---------------------------------------------------------------------

CURRENT DEBT SERVICE COVERAGE RATIO (X)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 2
---------------------------------------------------------------------
1.21 - 1.30                       2            28,393,126       9.9
1.31 - 1.40                       1            33,500,000      11.6
1.41 - 1.50                      10           100,297,367      34.8
1.51 - 1.60                       2             8,235,363       2.9
1.61 - 1.70                       1             3,000,000       1.0
1.71 - 1.80                       5            31,294,215      10.9
2.01 <=                           7            83,200,000      28.9
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------
  Min: 1.22              Max: 13.33                 Wtd Avg: 1.80
---------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)
---------------------------------------------------------------------
                               NO. OF        AGGREGATE        % OF
                              MORTGAGE      CUT-OFF DATE      LOAN
                               LOANS        BALANCE ($)      GROUP 2
---------------------------------------------------------------------
1.21 - 1.30                       4            37,993,126      13.2
1.31 - 1.40                       2            36,500,000      12.7
1.41 - 1.50                       9            93,797,367      32.6
1.51 - 1.60                       2             8,235,363       2.9
1.61 - 1.70                       1            15,500,000       5.4
1.71 - 1.80                       6            53,194,215      18.5
2.01 <=                           4            42,700,000      14.8
---------------------------------------------------------------------
TOTAL:                           28        $  287,920,070     100.0
---------------------------------------------------------------------
  Min: 1.22              Max: 13.33                 Wtd Avg: 1.74
---------------------------------------------------------------------

      All numerical information concerning the Mortgage Loans is approximate.
      All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-12

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               JUL-07             JUL-08             JUL-09             JUL-10             JUL-11
-------------------------------------------------------------------------------------------------------------------------

Locked Out                             97.65%             90.02%             71.74%             56.42%             56.66%
Greater of YM and 1.00%                 2.35%              9.98%             28.26%             43.20%             42.96%
Open                                    0.00%              0.00%              0.00%              0.38%              0.39%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%            100.00%            100.00%            100.00%            100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $2,722,865,021     $2,714,090,680     $2,704,547,895     $2,693,782,751     $2,670,327,625
% Initial Pool Balance                100.00%             99.68%             99.33%             98.93%             98.07%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               JUL-12             JUL-13             JUL-14             JUL-15             JUL-16
-------------------------------------------------------------------------------------------------------------------------

Locked Out                             60.86%             60.65%             62.95%             62.45%             61.64%
Greater of YM and 1.00%                38.03%             38.21%             35.28%             35.38%             35.49%
Open                                    1.11%              1.14%              1.77%              2.16%              2.87%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%            100.00%            100.00%            100.00%            100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $2,317,589,185     $2,250,918,002     $2,098,093,979     $2,083,358,027     $2,067,843,917
% Initial Pool Balance                 85.12%             82.67%             77.05%             76.51%             75.94%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               JUL-17             JUL-18             JUL-19             JUL-20             JUL-21
-------------------------------------------------------------------------------------------------------------------------

Locked Out                             96.30%            100.00%            100.00%            100.00%            100.00%
Greater of YM and 1.00%                 3.70%              0.00%              0.00%              0.00%              0.00%
Open                                    0.00%              0.00%              0.00%              0.00%              0.00%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%            100.00%            100.00%            100.00%            100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $230,019,327       $217,700,280       $213,640,452       $209,360,869       $204,775,264
% Initial Pool Balance                  8.45%              8.00%              7.85%              7.69%              7.52%
-------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)   See Appendix II of the Free Writing Prospectus for a description of the
      Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-13

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

                            MORTGAGE POOL INFORMATION
                                     GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               JUL-07             JUL-08             JUL-09             JUL-10             JUL-11
-------------------------------------------------------------------------------------------------------------------------

Locked Out                             97.37%             89.00%             73.52%             57.83%             58.11%
Greater of YM and 1.00%                 2.63%             11.00%             26.48%             41.90%             41.62%
Open                                    0.00%              0.00%              0.00%              0.27%              0.27%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%            100.00%            100.00%            100.00%            100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $2,434,944,951     $2,426,309,963     $2,416,917,117     $2,406,320,181     $2,383,187,576
% Initial Pool Balance                100.00%             99.65%             99.26%             98.82%             97.87%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               JUL-12             JUL-13             JUL-14             JUL-15             JUL-16
-------------------------------------------------------------------------------------------------------------------------

Locked Out                             63.51%             63.37%             68.04%             67.53%             66.66%
Greater of YM and 1.00%                35.25%             35.35%             31.76%             31.84%             31.92%
Open                                    1.25%              1.29%              0.20%              0.63%              1.42%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%            100.00%            100.00%            100.00%            100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $2,060,613,377     $1,994,795,528     $1,842,874,826     $1,829,095,107     $1,814,583,716
% Initial Pool Balance                 84.63%             81.92%             75.68%             75.12%             74.52%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               JUL-17             JUL-18             JUL-19             JUL-20             JUL-21
-------------------------------------------------------------------------------------------------------------------------

Locked Out                             96.30%            100.00%            100.00%            100.00%            100.00%
Greater of YM and 1.00%                 3.70%              0.00%              0.00%              0.00%              0.00%
Open                                    0.00%              0.00%              0.00%              0.00%              0.00%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%            100.00%            100.00%            100.00%            100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $230,019,327       $217,700,280       $213,640,452       $209,360,869       $204,775,264
% Initial Pool Balance                  9.45%              8.94%              8.77%              8.60%              8.41%
-------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)   See Appendix II of the Free Writing Prospectus for a description of the
      Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-14

                          $2,450,578,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-TOP27

                            MORTGAGE POOL INFORMATION
                                     GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               JUL-07             JUL-08             JUL-09             JUL-10             JUL-11
-------------------------------------------------------------------------------------------------------------------------

Locked Out                            100.00%             98.63%             56.77%             44.62%             44.61%
Greater of YM and 1.00%                 0.00%              1.37%             43.23%             54.04%             54.07%
Open                                    0.00%              0.00%              0.00%              1.34%              1.32%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%            100.00%            100.00%            100.00%            100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $287,920,070       $287,780,717       $287,630,778       $287,462,570       $287,140,049
% Initial Pool Balance                100.00%             99.95%             99.90%             99.84%             99.73%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               JUL-12             JUL-13             JUL-14             JUL-15             JUL-16
-------------------------------------------------------------------------------------------------------------------------

Locked Out                             39.62%             39.45%             26.15%             25.92%             25.67%
Greater of YM and 1.00%                60.38%             60.55%             60.72%             60.91%             61.10%
Open                                    0.00%              0.00%             13.13%             13.18%             13.23%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%            100.00%            100.00%            100.00%            100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $256,975,808       $256,122,473       $255,219,154       $254,262,919       $253,260,201
% Initial Pool Balance                 89.25%             88.96%             88.64%             88.31%             87.96%
-------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)   See Appendix II of the Free Writing Prospectus for a description of the
      Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-15

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 360 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

                       [6 PHOTOS OF 360 PARK AVENUE SOUTH]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-16

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 360 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

                         [MAP OF 360 PARK AVENUE SOUTH]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-17

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 360 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                     BSCMI

ORIGINAL BALANCE:                         $220,000,000

CUT-OFF DATE BALANCE:                     $220,000,000

LOAN PURPOSE:                             Refinance

SHADOW RATING (S&P/FITCH/DBRS):           NAP

FIRST PAYMENT DATE:                       April 1, 2007

INTEREST RATE:                            6.044%

AMORTIZATION(1):                          Interest Only through March 1, 2017.
                                          Principal and interest payments of
                                          $1,423,386.17 beginning April 1, 2017
                                          through the maturity date.

ARD:                                      NAP

HYPERAMORTIZATION:                        NAP

MATURITY DATE:                            March 1, 2022

EXPECTED MATURITY BALANCE:                $199,546,949

SPONSOR:                                  Susan Zises Green, Bonnie Englebardt,
                                          Carol S. Weisman and Lois R. Zarro

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Locked out until 2 years after the
                                          REMIC "start-up" date, with U.S.
                                          Treasury defeasance thereafter.
                                          Prepayable without penalty on and
                                          after December 1, 2021.

LOAN PER SF:                              $486.94

UP-FRONT RESERVES:                        RE Tax:            $813,270
                                          Cap Ex:            $9,413
                                          Other:             $1,000,000

ONGOING RESERVES:                         RE Tax:            $271,090 / month
                                          Insurance:         Springing
                                          Cap Ex:            $9,413 / month

LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Office

PROPERTY SUB-TYPE:                        Urban

LOCATION:                                 New York, NY

YEAR BUILT/RENOVATED:                     1913 / 2003

PERCENT LEASED(2):                        100.0%

SQUARE FOOTAGE:                           451,800

THE COLLATERAL:                           20-story urban office building

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Cushman & Wakefield, Inc.

3RD MOST RECENT NOI (AS OF):              $19,305,386 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):              $18,965,418 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                  $16,212,929 (TTM 12/31/2006)

U/W NET OP. INCOME:                       $21,523,805

U/W NET CASH FLOW:                        $20,566,989

U/W OCCUPANCY:                            97.0%

APPRAISED VALUE:                          $323,000,000

CUT-OFF DATE LTV:                         68.1%

MATURITY DATE LTV:                        61.8%

DSCR:                                     1.53x

POST IO DSCR:                             1.20x
--------------------------------------------------------------------------------

(1)   On or after April 1, 2017, if at any time, and from time to time, Reed
      International P.L.C. and/or Elsevier NV are rated BB+ or lower by the rating agencies, the amortization schedule (based on the then outstanding principal balance of the loan) shall be 20 years (rather than 25 years)
      and the monthly principal and interest payments will change accordingly.
      If at any time a 20-year amortization schedule is in effect, from and after the first payment date occurring twelve months after Reed
      International P.L.C. and EIsevier NV attain a credit rating (and maintain such rating at all times during such 12-month period) higher than BB+ by the rating agencies, the amortization schedule (based on the then outstanding principal balance of the loan) shall then revert back to 25 years and the monthly principal and interest payments will change accordingly. However, in no event shall the monthly payments of principal and interest payable by the borrower after April 1, 2017, reflect an amortization schedule that would reduce the principal balance of the loan to $0.00 subsequent to March 1, 2042.

(2)   Percent leased is based on the lease to Reed Elsevier Inc.

THE 360 PARK AVENUE SOUTH LOAN.

      THE LOAN. The largest loan (the "360 Park Avenue South Loan") is evidenced by three pari passu promissory notes and is secured by a first priority mortgage on the 360 Park Avenue South office property located in New York, New York (the
"360 Park Avenue South Property"). The 360 Park Avenue South Loan was originated on February 15, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is 360 Park Avenue South Delaware Associates,
LLC, a Delaware limited liability company (the "360 Park Avenue South Borrower")
that owns no material assets other than the 360 Park Avenue South Property and related interests. The 360 Park Avenue South Borrower is indirectly owned by the principals of Enterprise Asset Management, Inc. ("EAM"), Susan Zises Green,
Bonnie Englebardt, Carol S. Weisman and Lois R. Zarro. EAM is a privately owned, family-run business founded in 1968 with the intent to acquire, develop and manage real estate throughout the United States. Headquartered in New York City,
EAM currently owns interests in

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-18

two regional shopping malls containing over 1.0 million square feet of gross area. In addition, EAM owns interests in approximately 3.0 million square feet of office buildings and over 1,000 multifamily residential units.

      THE PROPERTY. The 360 Park Avenue South Property is a 20-story, 451,800 square foot office building located on the southwest corner of Park Avenue South and East 26th Street in New York City. The 360 Park Avenue South Property was
originally built in 1913 and underwent substantial renovations ending in 2003 at a total cost of approximately $46 million. The property is currently 100% leased to Reed Elsevier Inc. through December 31, 2021. The lease is guaranteed by Reed
Elsevier PLC and Reed Elsevier NV, each of which has a corporate credit rating of A-/Baa1/A- from Fitch/Moody's/S&P, respectively. The 360 Park Avenue South
Property serves as the corporate headquarters for Reed Business Information (a division of the Reed Elsevier Group), who reportedly spent approximately $50 million building out their space. The Reed Elsevier Group operates as a publisher and information provider, including science and medical, legal, education and business publishing and has approximately 36,000 employees in over
200 worldwide locations. Its two parent companies, Reed Elsevier PLC and Reed
Elsevier NV, are listed on the London and Amsterdam Stock Exchanges. Both companies' ADRs are listed on the NYSE under the ticker symbols "RUK" and "ENL", respectively. The combined companies have a market capitalization of approximately (euro)23 billion.

      The following table presents certain information relating to the lease rollover at the 360 Park Avenue South Property:

-----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE

                                                                       % OF TOTAL
                               AVERAGE                                UNDERWRITTEN
                             UNDERWRITTEN                 CUMULATIVE  BASE RENTAL    CUMULATIVE % OF TOTAL
               # OF LEASES  BASE RENT PER  % OF TOTAL SF   % OF SF      REVENUES       UNDERWRITTEN BASE
     YEAR        ROLLING      SF ROLLING      ROLLING      ROLLING      ROLLING     RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant          0           $0.00             0%          0%            0%                 0%
     2007           0           $0.00             0%          0%            0%                 0%
     2008           0           $0.00             0%          0%            0%                 0%
     2009           0           $0.00             0%          0%            0%                 0%
     2010           0           $0.00             0%          0%            0%                 0%
     2011           0           $0.00             0%          0%            0%                 0%
     2012           0           $0.00             0%          0%            0%                 0%
     2013           0           $0.00             0%          0%            0%                 0%
     2014           0           $0.00             0%          0%            0%                 0%
     2015           0           $0.00             0%          0%            0%                 0%
     2016           0           $0.00             0%          0%            0%                 0%
-----------------------------------------------------------------------------------------------------------
2017 & Beyond       1          $56.30           100%        100%          100%               100%
-----------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenant at the 360 Park Avenue South Property:

------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL    ANNUALIZED
                         CREDIT RATING                        ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                            (FITCH/      TENANT              UNDERWRITTEN   UNDERWRITTEN   BASE RENT      LEASE
     TENANT NAME        MOODY'S/S&P)(1)   NRSF    % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------

Reed Elsevier Inc.        A-/Baa1/A-     451,800    100%       $25,437,389      100%         $56.30     12/31/2021
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   451,800    100%       $25,437,389      100%         $56.30
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Other Tenants                 NAP              0      0%                $0        0%          $0.00        NAP
Vacant Space                  NAP              0      0%                $0        0%          $0.00        NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   451,800    100%       $25,437,389      100%         $56.30
------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The 360 Park Avenue South Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. Insurance reserves spring upon the occurrence of an event of default or upon the failure of the 360 Park Avenue South Borrower to provide evidence of payment of insurance premiums or maintain a blanket insurance policy. The 360 Park Avenue South Borrower is also required to escrow
$9,413 monthly in a Cap Ex reserve, subject to a cap of $1,250,000. In addition, at loan origination the 360 Park Avenue South Borrower deposited $1,000,000 into a reserve account for required repairs to correct the Local Law 11 deficiency per the mortgage loan documents.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 360 Park Avenue South Loan.

      PROPERTY MANAGEMENT. The 360 Park Avenue South Property is managed by
Cushman & Wakefield, Inc. Cushman & Wakefield, Inc. provides clients with a variety of real estate related services and has 11,000-plus worldwide employees, located in 192 offices throughout 58 countries.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-19

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the 360 Park Avenue South Borrower is
required to insure the 360 Park Avenue South Property against risk of loss on account of acts of terrorism. However, the 360 Park Avenue South Borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to 150% of the cost of the initial terrorism insurance premium.

      Certain additional information regarding the 360 Park Avenue South Loan and the 360 Park Avenue South Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-20

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-21

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - LEGACY VILLAGE
--------------------------------------------------------------------------------

                          [4 PHOTOS OF LEGACY VILLAGE]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-22

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - LEGACY VILLAGE
--------------------------------------------------------------------------------

                             [MAP OF LEGACY VILLAGE]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-23

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - LEGACY VILLAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                     MSMCH

ORIGINAL BALANCE(1):                      $108,000,000

CUT-OFF DATE BALANCE(1):                  $100,574,654

LOAN PURPOSE:                             Refinance

SHADOW RATING (S&P/FITCH/DBRS):           NAP

FIRST PAYMENT DATE:                       February 1, 2004

INTEREST RATE:                            5.625%

AMORTIZATION:                             300 months

ARD:                                      NAP

HYPERAMORTIZATION:                        NAP

MATURITY DATE:                            January 1, 2014

EXPECTED MATURITY BALANCE:                $81,806,878

SPONSORS:                                 First Interstate Legacy  Village
                                          Partners LLC, National Electric
                                          Benefit Pension Fund, and Northern
                                          Ohio Building and Construction
                                          Trades Real Estate Investment Group.

INTEREST CALCULATION:                     30/360

CALL PROTECTION:                          Locked out until January 1, 2009.
                                          Thereafter, prepayable with the
                                          greater of yield maintenance and 1%
                                          of the principal balance being
                                          prepaid. Prepayable without penalty
                                          from and after November 1, 2013.

LOAN PER SF:                              $169.12

UP-FRONT RESERVES:                        RE Tax:            $340,200
                                          TI/LC:             $13,649,873

ONGOING RESERVES:                         RE Tax:            $48,600 / month

LOCKBOX:                                  None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Retail

PROPERTY SUB-TYPE:                        Specialty

LOCATION:                                 Lyndhurst, OH

YEAR BUILT/RENOVATED:                     2003 / NAP

PERCENT LEASED(2):                        94.7%

SQUARE FOOTAGE:                           594,682

THE COLLATERAL:                           Legacy Village is a 594,682 square
                                          foot lifestyle center

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Bayer Properties, L.L.C

3RD MOST RECENT NOI (AS OF):              $8,806,907 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):              $11,049,988 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                  $11,438,408 (TTM 12/31/2006)

U/W NET OP. INCOME:                       $10,814,932

U/W NET CASH FLOW:                        $10,316,980

U/W OCCUPANCY:                            94.7%

APPRAISED VALUE:                          $165,000,000

CUT-OFF DATE LTV:                         61.0%

MATURITY LTV:                             49.6%

DSCR:                                     1.28x

POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   The subject loan was funded in two parts. The first note with an original principal balance of $98,000,000 was funded on December 4, 2003 and an additional note in the original principal balance of $10,000,000 was funded on December 23, 2004.

(2)   Percent Leased is based on the rent roll dated April 11, 2007.

THE LEGACY VILLAGE LOAN.

      THE LOAN. The second largest loan (the "Legacy Village Loan"), as evidenced by (i) a certain Promissory Note in the amount of $98,000,000, dated as of December 4, 2003 and (ii) a certain Promissory Note in the amount of
$10,000,000, dated as of December 23, 2004 (together, the "Legacy Village
Note"), is secured by a first priority fee Open-End Mortgage, Assignment of
Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of
December 4, 2003 and amended on December 23, 2004 (the "Legacy Village
Mortgage") encumbering the 594,682 square foot lifestyle shopping center known as Legacy Village, located in Lyndhurst, Ohio (the "Legacy Village Property").
The Legacy Village Loan was originated on December 4, 2003 by or on behalf of
Teacher's Insurance and Annuity Association of America, the
predecessor-in-interest to Morgan Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower is Legacy Village Investors LLC and Legacy
Village Partners LLC, a Delaware limited liability company (the "Legacy Village
Borrower"). The sponsors are First Interstate Legacy Village Partners LLC (25%),
National Electric Benefit Pension Fund ("NEBF") (71.9%), and Northern Ohio
Building and Construction Trades Real Estate Investment Group ("NOBCT") (3.1%).
Mitchell Schneider is the managing member of First Interstate Legacy Village
Partners Ltd and the president of First Interstate Properties LLC, an Ohio-based retail real estate development and management company. NEBF is a multi-employer defined benefit pension plan for union members of the International Brotherhood of Electrical Workers and the National Electric Contractors Association. NOBCT
is an open-ended, co-mingled fund consisting of contributions from four local trade pension funds.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-24

      THE PROPERTY. The Legacy Village Property is located in Lyndhurst, Ohio, at 25001 Cedar Road. The Legacy Village Property is located in a suburban retail corridor approximately 10 miles east of Cleveland. The site is proximate to
Cleveland's eastern suburbs, including the adjacent suburbs of Beachwood, Pepper
Pike, Orange and Shaker Heights. The Legacy Village Property was originally constructed in 2003, and it consists of a 594,682 square foot mixed-use retail, grocery, restaurant and entertainment center. The Legacy Village Property is situated on approximately 67 acres and includes 2,576 parking spaces. The Legacy
Village Property is anchored by Dick's Sporting Goods, Giant Eagle, Crate &
Barrel, Joseph Beth, Talbot's, Apple Computer, Cheesecake Factory and
Restoration Hardware. Expo Design Center, which is owned by The Home Depot Inc., closed its 90,900 square foot store in 2005. The closure was due to larger corporate issues for the store concept. The lease runs through 2044 and is guaranteed by The Home Depot Inc. which is rated A+/Aa3/A+ by Fitch, Moody's, and S&P, respectively. The tenant is dark but still paying rent. The Home Depot has subleased 50% of the space to Gold's Gym. The Legacy Village Property has increased its sales since the vacancy.

      The following table presents certain information relating to the lease rollover at the Legacy Village Property:

-----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE

                                                                       % OF TOTAL
                               AVERAGE                                UNDERWRITTEN
                             UNDERWRITTEN                 CUMULATIVE  BASE RENTAL    CUMULATIVE % OF TOTAL
               # OF LEASES  BASE RENT PER  % OF TOTAL SF   % OF SF      REVENUES       UNDERWRITTEN BASE
     YEAR        ROLLING      SF ROLLING      ROLLING      ROLLING      ROLLING     RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant          12          $0.00            5%           5%           0%                  0%
    2007             0          $0.00            0%           5%           0%                  0%
    2008             4         $57.93            1%           6%           2%                  2%
    2009             3         $54.66            1%           7%           1%                  3%
    2010             4         $54.92            2%           9%           3%                  6%
    2011             4         $29.61            1%          10%           1%                  7%
    2012             2         $51.33            1%          10%           1%                  8%
    2013            13         $43.99           15%          25%          21%                 29%
    2014            10         $44.64            7%          32%          10%                 39%
    2015             2         $37.49            2%          34%           2%                 42%
    2016             2         $39.17            4%          38%           6%                 47%
-----------------------------------------------------------------------------------------------------------
2017 & Beyond       10         $25.73           62%         100%          53%                100%
-----------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Legacy Village Property:

------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL    ANNUALIZED
                         CREDIT RATING                        ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                            (FITCH/      TENANT              UNDERWRITTEN   UNDERWRITTEN   BASE RENT      LEASE
     TENANT NAME        MOODY'S/S&P)(1)   NRSF    % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------

Giant Eagle                --/--/--       80,363     14%        $2,364,537       13%         $29.42     10/31/2023
Expo Design Center
  (dark)                   A+/Aa3/A+      92,373     16%        $2,055,595       11%         $22.25     01/31/2044
Dick's Sporting Goods      --/--/--       81,665     14%        $1,570,679        9%         $19.23     01/31/2019
Crate & Barrel             --/--/--       35,925      6%        $1,022,541        6%         $28.46     10/31/2018
Talbot's                   --/--/--       24,085      4%          $928,795        5%         $38.56     01/31/2016
Joseph Beth                --/--/--       26,628      4%          $796,795        4%         $29.92     10/31/2018
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   341,039     57%        $8,738,942       48%         $25.62
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Other Tenants               Various      222,087     37%        $9,293,188       52%         $41.84      Various
Vacant Space                  NAP         31,556      5%                $0        0%          $0.00         NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   594,682    100%       $18,032,130      100%         $30.32
------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The Legacy Village Borrower initially deposited
$340,200 into the real estate tax escrow account and is required to escrow 1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. The Legacy Village Borrower initially deposited $2,582,960 into a tenant improvement reserve account (vacant space), from which the Legacy Village
Borrower can draw upon in order to pay for tenant improvements and leasing commissions for new tenants occupying vacant space at the Legacy Village
Property. The Legacy Village Borrower initially deposited $11,066,913 into a tenant improvement reserve account (leased space), from which the Legacy Village
Borrower can draw upon in order to pay for specific tenant improvements for which the Legacy Village Borrower is contractually obligated to pay for existing tenants at the Legacy Village Property.

      LOCKBOX AND CASH MANAGEMENT. There is no lockbox in place with respect to the Legacy Village Loan.

      PROPERTY MANAGEMENT. Effective as of April 2007, the Legacy Village
Property is managed by Bayer Properties, LLC, which is not an affiliate of the
Legacy Village Borrower. The management agreement is subordinate to the Legacy
Village Loan.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-25

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS.  Not allowed.

      TERRORISM INSURANCE. Generally, the Legacy Village Borrower is required to insure the Legacy Village Property against risk on account of acts of terrorism.

      Certain additional information regarding the Legacy Village Loan and the
Legacy Village Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-26

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-27

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - C&S WHOLESALE PORTFOLIO
--------------------------------------------------------------------------------

                      [6 PHOTOS OF C&S WHOLESALE PORTFOLIO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-28

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - C&S WHOLESALE PORTFOLIO
--------------------------------------------------------------------------------

                        [MAP OF C&S WHOLESALE PORTFOLIO]

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-29

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - C&S WHOLESALE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                     BSCMI

ORIGINAL BALANCE:                         $82,500,000

CUT-OFF DATE BALANCE:                     $82,500,000

LOAN PURPOSE:                             Acquisition

SHADOW RATING (S&P/FITCH/DBRS):           NAP

FIRST PAYMENT DATE:                       May 1, 2007

INTEREST RATE:                            5.480%

AMORTIZATION:                             Interest Only

ARD:                                      April 1, 2017

HYPERAMORTIZATION:                        After the ARD, the loan interest
                                          rate steps up to the lesser of (i)
                                          7.480% and (ii) the maximum rate
                                          permitted by applicable law.

MATURITY DATE:                            April 1, 2037

EXPECTED ARD BALANCE:                     $82,500,000

SPONSOR:                                  Inland American Real Estate Trust,
                                          Inc.

INTEREST CALCULATION:                     30/360

CALL PROTECTION:                          Locked out through March 31, 2010.
                                          In connection with any voluntary
                                          prepayment, the borrower must pay a
                                          premium equal to the greater of a
                                          yield maintenance premium and 1% of
                                          the principal balance. Prepayable
                                          without penalty on and after March 1,
                                          2017.

LOAN PER SF:                              $47.94

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         RE Tax:            Springing
                                          Insurance:         Springing
                                          Cap Ex:            Springing

LOCKBOX:                                  Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Portfolio

PROPERTY TYPE:                            Industrial

PROPERTY SUB-TYPE:                        Warehouse / Cold Storage

LOCATION:                                 Various - See Table

YEAR BUILT/RENOVATED:                     Various - See Table

PERCENT LEASED(1):                        100.0%

THE COLLATERAL:                           One warehouse and 3 cold storage
                                          industrial properties

PROPERTY MANAGEMENT:                      Inland American Industrial
                                          Management LLC

3RD MOST RECENT NOI (AS OF):              NAP

2ND MOST RECENT NOI (AS OF):              NAP

MOST RECENT NOI (AS OF):                  NAP

U/W NET OP. INCOME:                       $9,528,771

U/W NET CASH FLOW:                        $8,521,052

U/W OCCUPANCY:                            95.0%

APPRAISED VALUE:                          $152,850,000

CUT-OFF DATE LTV:                         54.0%

ARD LTV:                                  54.0%

DSCR:                                     1.88x

POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the leases expiring in 2022.

THE C&S WHOLESALE PORTFOLIO LOAN.

      THE LOAN. The third largest loan (the "C&S Wholesale Portfolio Loan") is evidenced by four promissory notes and is secured by three first priority mortgages and one first priority indemnity deed of trust on the C&S Wholesale
Portfolio, a portfolio of four industrial properties located in Massachusetts and Maryland (the "C&S Wholesale Portfolio Properties"). The C&S Wholesale
Portfolio Loan was originated on March 13, 2007 by Bear Stearns Commercial
Mortgage, Inc.

      THE BORROWER. The borrowers are Inland American Westfield Summit Lock,
L.L.C., Inland American North Hatfield, L.L.C., Inland American South Hatfield
Elm, L.L.C., and Inland American Aberdeen Old Philadelphia SPE, L.L.C., each a
Delaware limited liability company (collectively, the "C&S Wholesale Portfolio
Borrower"). Inland American Westfield Summit Lock, L.L.C., Inland American North
Hatfield, L.L.C., Inland American South Hatfield Elm, L.L.C. each own only their respective property. Inland American Aberdeen Old Philadelphia SPE, L.L.C. owns no material assets. Inland American Aberdeen Old Philadelphia, L.L.C.
("Grantor") is the grantor under the Maryland Indemnity Deed of Trust and owns no assets other than the related borrower and the property located in Aberdeen,
Maryland. The sole member of the C&S Wholesale Portfolio Borrower is Inland
American Real Estate Trust, Inc., a subsidiary of the Inland Group Inc.
("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages over a reported $17 billion in assets and more than 100 million square feet of commercial property.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-30

      THE PROPERTIES. The C&S Wholesale Portfolio Properties consist of four industrial properties located in Massachusetts and Maryland. The portfolio consists of three cold storage facilities (81% of total net rentable area) and one warehouse facility (19% of total net rentable area). All of the assets are located less than 5 miles from major regional and/or national highways. The
Massachusetts properties are located outside of Springfield near the intersection of I-90 and I-91 while the Maryland property is located east of
I-95 in Aberdeen. The C&S Wholesale Portfolio Properties consist of 1,721,072 square feet and are each 100% leased by C&S Wholesale Grocers, Inc. ("C&S").
Founded in 1918, C&S is currently the second largest grocery wholesaler in the
United States, providing distribution services to grocery chains and independent stores, and delivering to more than 5,000 locations from its distribution centers in Vermont, Massachusetts, Connecticut, New York, New Jersey, Maryland,
Pennsylvania, Tennessee, South Carolina, Alabama, California and Hawaii. The
company is the 7th largest privately held company in the United States, as ranked by Forbes magazine, with annual sales for 2006 estimated to be approximately $20 billion. C&S is currently the defendant in a $750 million class action suit for claims of unpaid wages and overtime. In October 2006, the parties finalized an agreement to mediate, and the court has adjourned all current litigation dates pending the outcome of the mediation.

      The following table presents certain information relating to the C&S
Wholesale Portfolio Properties:

-----------------------------------------------------------------------------------------------------------------------------
                                                                         NET
                                           ALLOCATED                   RENTABLE    YEAR BUILT /      APPRAISED   U/W NET CASH
PROPERTY              LOCATION            LOAN AMOUNT   SPACE TYPE    AREA (SF)      RENOVATED         VALUE         FLOW
-----------------------------------------------------------------------------------------------------------------------------

C&S - Westfield       Westfield, MA        $29,500,000  Cold Storage    520,000     1995 / 2004     $53,900,000   $3,049,791
C&S - Aberdeen        Aberdeen, MD         $22,720,000  Cold Storage    401,072     1995 / 2000     $41,500,000   $2,345,365
C&S - North Hatfield  North Hatfield, MA   $20,280,000  Cold Storage    467,000   1994-1996 / NAP   $38,100,000   $2,093,436
C&S - South Hatfield  South Hatfield, MA   $10,000,000  Warehouse       333,000   1968-1972 / NAP   $19,350,000   $1,032,461
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                      $82,500,000                1,721,072                    $152,850,000   $8,521,052
-----------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover at the C&S Wholesale Portfolio Properties:

-----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE

                                                                       % OF TOTAL
                               AVERAGE                                UNDERWRITTEN
                             UNDERWRITTEN                 CUMULATIVE  BASE RENTAL    CUMULATIVE % OF TOTAL
               # OF LEASES  BASE RENT PER  % OF TOTAL SF   % OF SF      REVENUES       UNDERWRITTEN BASE
     YEAR        ROLLING      SF ROLLING      ROLLING      ROLLING      ROLLING     RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant          0          $0.00              0%          0%            0%                 0%
     2007           0          $0.00              0%          0%            0%                 0%
     2008           0          $0.00              0%          0%            0%                 0%
     2009           0          $0.00              0%          0%            0%                 0%
     2010           0          $0.00              0%          0%            0%                 0%
     2011           0          $0.00              0%          0%            0%                 0%
     2012           0          $0.00              0%          0%            0%                 0%
     2013           0          $0.00              0%          0%            0%                 0%
     2014           0          $0.00              0%          0%            0%                 0%
     2015           0          $0.00              0%          0%            0%                 0%
     2016           0          $0.00              0%          0%            0%                 0%
-----------------------------------------------------------------------------------------------------------
2017 & Beyond       4          $6.01            100%        100%          100%               100%
-----------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenant at the C&S Wholesale Portfolio Properties:

------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL    ANNUALIZED
                        CREDIT RATING                         ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                           (FITCH/     TENANT                UNDERWRITTEN   UNDERWRITTEN   BASE RENT      LEASE
     TENANT NAME        MOODY'S/S&P)    NRSF      % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------

C&S Wholesale Grocers,
 Inc.                     --/--/--     1,721,072    100%       $10,340,500      100%         $6.01      06/30/2022
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                 1,721,072    100%       $10,340,500      100%         $6.01
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Other Tenants                NAP               0      0%                $0        0%         $0.00         NAP
Vacant Space                 NAP               0      0%                $0        0%         $0.00         NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                 1,721,072    100%       $10,340,500      100%         $6.01
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-31

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
C&S Wholesale Portfolio Borrower fails to provide evidence of payment. Cap Ex reserve springs if the C&S Wholesale Portfolio Borrower fails to provide evidence of property maintenance or an event of default occurs.

      LOCKBOX AND CASH MANAGEMENT. All rents are deposited into a cash management account with Lender unless and until C&S achieves a credit rating of
BBB or better. Prior to a cash management event, cash flow remaining after the payment of debt service and reserves is paid to the C&S Wholesale Portfolio
Borrower. After a cash management event, such excess cash flow is retained by
Lender as additional collateral. A cash management event is triggered upon (i)
the date the DSCR is less than or equal to 1.25x for the preceding six months annualized, (ii) the occurrence of an event of default, or (iii) the bankruptcy or insolvency of the C&S Wholesale Portfolio Borrower, Grantor, property manager, the anchor tenant, or the lease guarantor. In such case, all receivables will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) subject to certain conditions, including but not limited to the
DSCR for the preceding six month period being greater than or equal to 1.35x for two complete, consecutive calendar quarters.

      PROPERTY MANAGEMENT. The C&S Wholesale Portfolio Properties are managed by
Inland American Industrial Management LLC, an affiliate of the C&S Wholesale
Portfolio Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. The C&S Wholesale Portfolio Borrower may release any C&S Wholesale Portfolio Property from the lien of the C&S Wholesale
Portfolio Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to: (i)
payment of an amount equal to 115% of the allocated loan amount for the released property plus the applicable yield maintenance premium, (ii) the LTV immediately following the release is not greater than 55%, and (iii) the DSCR immediately following the release is at least equal to the greater of 1.11x (based on a
9.30% constant) and the DSCR immediately prior to such release.

      SUBSTITUTION OF PROPERTIES. The C&S Wholesale Portfolio Borrower may
substitute any C&S Wholesale Portfolio Property with an individual property on or before April 1, 2017, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination and the aggregate DSCR immediately prior to the substitution, (ii)
the fair market value of the substitute property is not less than the greater of
(a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property on the date of the substitution, (iii) the payment of a fee equal to $10,000 and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

      TERRORISM INSURANCE. Generally, the C&S Wholesale Portfolio Borrower is
required to insure the C&S Wholesale Portfolio Properties against risk of loss on account of acts of terrorism. However, the C&S Wholesale Portfolio Borrower is not required to maintain terrorism insurance if (a) the C&S Wholesale
Portfolio Borrower indemnifies the lender for any losses associated with acts of terrorism, (b) Inland American Real Estate Trust, Inc. ("Terrorism Insurance
Guarantor") guarantees the indemnification obligation described in clause (a), and (c) the Terrorism Insurance Guarantor maintains certain net worth and the loan meets certain LTV requirements.

      Certain additional information regarding the C&S Wholesale Portfolio Loan and the C&S Wholesale Portfolio Properties is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-32

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-33

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - FAIR CITY MALL
--------------------------------------------------------------------------------

                          [4 PHOTOS OF FAIR CITY MALL]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-34

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - FAIR CITY MALL
--------------------------------------------------------------------------------

                             [MAP OF FAIR CITY MALL]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-35

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - FAIR CITY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                     MSMCH

ORIGINAL BALANCE:                         $71,000,000

CUT-OFF DATE BALANCE:                     $71,000,000

LOAN PURPOSE:                             Refinance

SHADOW RATING (S&P/FITCH/DBRS):           NAP

FIRST PAYMENT DATE:                       June 1, 2007

INTEREST RATE:                            5.500%

AMORTIZATION:                             Interest Only

ARD:                                      NAP

HYPERAMORTIZATION:                        NAP

MATURITY DATE:                            May 1, 2017

EXPECTED MATURITY BALANCE:                $71,000,000

SPONSOR:                                  Marshall S. Ruben

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Locked out until the earlier of May
                                          1, 2012 or 2 years after the REMIC
                                          "start-up" day, with U.S. Treasury
                                          defeasance thereafter. Prepayable in
                                          full without a premium from and
                                          after February 1, 2017.

LOAN PER SF:                              $184.53

UP-FRONT RESERVES:                        RE Tax:            $255,000
                                          TI/LC:             $400,000 (LOC)
                                          DSW Holdback:      $86,000

ONGOING RESERVES:                         RE Tax:            Springing
                                          Insurance:         Springing
                                          TI/LC:             Springing

LOCKBOX:                                  None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Retail

PROPERTY SUB-TYPE:                        Anchored

LOCATION:                                 Fairfax, VA

YEAR BUILT/RENOVATED:                     1974, 1988, 1990 / NAP

PERCENT LEASED(1):                        98.6%

SQUARE FOOTAGE:                           384,752

THE COLLATERAL:                           Community shopping center composed of
                                          five one-story buildings

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Urban Retail Properties Co. of
                                          Virginia

3RD MOST RECENT NOI (AS OF):              $5,647,036 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):              $5,717,924 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):                  $5,636,450 (TTM 03/31/2007)

U/W NET OP. INCOME:                       $6,142,928

U/W NET CASH FLOW:                        $5,807,458

U/W OCCUPANCY:                            91.0%

APPRAISED VALUE:                          $119,600,000

CUT-OFF DATE LTV:                         59.4%

MATURITY DATE LTV:                        59.4%

DSCR:                                     1.47x

POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated July 1, 2007.

THE FAIR CITY MALL LOAN.

      THE LOAN. The fourth largest loan (the "Fair City Mall Loan") as evidenced by the Promissory Note is secured by a first priority fee Deed of Trust,
Assignment of Leases and Rents, Security Agreement and Fixture Filing
encumbering the 384,752 square foot regional shopping center known as Fair City
Mall, located in Fairfax, Virginia (the "Fair City Mall Property"). The Fair
City Loan was originated on May 1, 2007 by or on behalf of Morgan Stanley
Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower is Fair City HHH, L.L.C., a Virginia limited liability company (the "Fair City Mall Borrower") that owns no material asset other than the Fair City Mall Property and related interests. The Fair City Mall
Borrower is owned by the Haft-Ruben family partnership consisting of Myrna R.
Haft (9%), Marshall S. Ruben (45%), Dana R. Rogers (45%), and Fair City Inc.
(1%). Marshall S. Ruben is the sponsor of the Fair City Mall Loan. Marshall S.
Ruben is a senior attorney for Ruben, Johnson & Morgan, P.C. in Hartford, CT focusing on commercial real estate. In addition to the subject property, the sponsorship also owns the Plaza at Landmark Loan (which is the fifth largest mortgage loan in the trust).

      THE PROPERTY. The Fair City Mall Property is located in Fairfax, Virginia at 9600 Main Street. The Fair City Mall Property is located in a developed commercial and residential area approximately 15 miles west of Washington, DC.
Fair City Mall Property was constructed in phases in 1974, 1988, and 1990 with a net rentable area of 384,752 square feet. It is a community shopping center consisting of five single-story buildings, including three out-parcels (Wendy's,
McDonald's and Chevy Chase Savings Bank). The Fair City Mall Property is
situated on approximately 33.12 acres. The Fair City Mall Property is anchored by Shoppers Food Warehouse (61,915 square feet), Lifetime Fitness (58,889 square feet), Bed, Bath & Beyond (34,740 square feet), and Marshall's (27,630 square feet).

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-36

      The following table presents certain information relating to the lease rollover at Fair City Mall Property:

-----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE

                                                                       % OF TOTAL
                               AVERAGE                                UNDERWRITTEN
                             UNDERWRITTEN                 CUMULATIVE  BASE RENTAL    CUMULATIVE % OF TOTAL
               # OF LEASES  BASE RENT PER  % OF TOTAL SF   % OF SF      REVENUES       UNDERWRITTEN BASE
     YEAR        ROLLING      SF ROLLING   FEET ROLLING    ROLLING      ROLLING     RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant          2           $0.00            1%           1%           0%                   0%
     2007           0           $0.00            0%           1%           0%                   0%
     2008           4          $29.99            4%           6%           7%                   7%
     2009           9          $15.20           31%          37%          29%                  36%
     2010           2          $21.29            2%          39%           2%                  39%
     2011           5          $15.72           10%          49%          10%                  49%
     2012           3          $26.61            1%          50%           2%                  51%
     2013           1          $14.00            3%          53%           3%                  53%
     2014           3          $28.16            2%          55%           3%                  56%
     2015           1          $12.09           16%          71%          12%                  68%
     2016           6          $29.45            6%          77%          10%                  78%
-----------------------------------------------------------------------------------------------------------
2017 & Beyond       5          $15.42           23%         100%          22%                 100%
-----------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Fair City Mall Property:

------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL    ANNUALIZED
                         CREDIT RATING                        ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                            (FITCH/      TENANT              UNDERWRITTEN   UNDERWRITTEN   BASE RENT      LEASE
     TENANT NAME        MOODY'S/S&P)(1)   NRSF    % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------

Shoppers Food Warehouse    B+/B1/BB-      61,915     16%         $748,552        12%         $12.09     09/30/2015
Lifetime Fitness           --/--/--       58,889     15%         $647,900        10%         $11.00     07/31/2026
Bed Bath & Beyond          --/--/BBB      34,740      9%         $581,200         9%         $16.73     01/31/2009
DSW                        --/--/--       18,416      5%         $441,984         7%         $24.00     04/31/2017
Ross Dress for Less        --/--/BBB      27,030      7%         $364,905         6%         $13.50     01/31/2009
Marshall's                  --/A3/A       27,630      7%         $339,849         5%         $12.30     01/31/2011
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   228,620     59%       $3,124,390        49%         $13.67
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Other Tenants               Various      150,782     40%       $3,216,444        51%         $21.33      Various
Vacant Space                  NAP          5,350      1%               $0         0%          $0.00        NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   384,752    100%       $6,340,834       100%         $16.48
------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The Fair City Mall Borrower deposited with lender
$255,000 for tax funds on the closing date. The Fair City Mall Borrower's obligation to make monthly tax deposits will be suspended if no event of default has occurred or is continuing, the Fair City Mall borrower has deposited with lender cash in an amount equal to six months of real estate taxes or a letter of credit and the Fair City Mall Borrower provides Lender with evidence that all real estate taxes are being paid in full on or before the due dates. The Fair
City Mall Borrower's obligation to make monthly insurance deposits will be suspended so long as no event of default has occurred and the Fair City Mall borrower provides evidence that all required insurance coverages are being maintained in full force. Additionally, on the closing date the Fair City Mall
Borrower deposited with lender $400,000 (the "Rollover Deposit") for tenant improvements and leasing commissions and shall deposit with lender a monthly
Rollover Deposit in the amount of $16,925, up to a maximum of $400,000 on deposit at any time. The Rollover Deposit obligation may also be satisfied with a letter of credit in the amount of $400,000. In the event that the Fair City
Mall Borrower receives compensation in connection with a tenant's lease termination, such funds will be deposited with lender for tenant improvements and leasing commissions. At the closing, the Fair City Mall Borrower deposited with lender $86,000 in connection with construction obligations under the DSW lease.

      LOCKBOX AND CASH MANAGEMENT. No lockbox is in place with respect to the
Fair City Mall Loan.

      PROPERTY MANAGEMENT. The Fair City Mall Property is managed by Urban
Retail Properties, Co. of Virginia. The management agreement is subordinate to the Fair City Mall Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-37

      TERRORISM INSURANCE. Generally, the Fair City Mall Borrower is required to insure the Fair City Mall Property against risk of loss on account of acts of terrorism.

      Certain additional information regarding the Fair City Mall Loan and the
Fair City Mall Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-38

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-39

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - PLAZA AT LANDMARK
--------------------------------------------------------------------------------

                         [2 PHOTOS OF PLAZA AT LANDMARK]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-40

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - PLAZA AT LANDMARK
--------------------------------------------------------------------------------

                           [MAP OF PLAZA AT LANDMARK]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-41

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - PLAZA AT LANDMARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                     MSMCH

ORIGINAL BALANCE:                         $69,000,000

CUT-OFF DATE BALANCE:                     $69,000,000

LOAN PURPOSE:                             Refinance

SHADOW RATING (S&P/FITCH/DBRS):           NAP

FIRST PAYMENT DATE:                       June 1, 2007

INTEREST RATE:                            5.500%

AMORTIZATION:                             Interest Only

ARD:                                      NAP

HYPERAMORTIZATION:                        NAP

MATURITY DATE:                            May 1, 2017

EXPECTED MATURITY BALANCE:                $69,000,000

SPONSOR:                                  Marshall S. Ruben

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Locked out until the earlier of May
                                          1, 2012, or 2 years after the REMIC
                                          "start-up" day, with U.S. Treasury
                                          defeasance thereafter. Prepayable
                                          without a premium from and after
                                          February 1, 2017.

LOAN PER SF:                              $160.96

UP-FRONT RESERVES:                        RE Tax:            $302,000
                                          TI/LC:             $300,000
                                          Regency/Bally's
                                          Holdback:          $5,600,000
                                          Tenancy Holdback:  $455,000

ONGOING RESERVES:                         RE Tax:            Springing
                                          Insurance:         Springing
                                          TI/LC:             Springing

LOCKBOX:                                  None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Retail

PROPERTY SUB-TYPE:                        Anchored

LOCATION:                                 Alexandria, VA

YEAR BUILT/RENOVATED:                     1963 / 1990

PERCENT LEASED(1):                        99.8%

SQUARE FOOTAGE:                           428,668

THE COLLATERAL:                           Regional shopping center

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Urban Retail Properties Co.
                                          of Virginia

3RD MOST RECENT NOI (AS OF):              $5,148,651 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):              $5,303,839 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):                  $5,197,200 (TTM 03/31/2007)

U/W NET OP. INCOME:                       $5,999,576

U/W NET CASH FLOW:                        $5,570,662

U/W OCCUPANCY:                            95.0%

APPRAISED VALUE:                          $111,400,000

CUT-OFF DATE LTV:                         61.9%

MATURITY DATE LTV:                        61.9%

DSCR:                                     1.45x

POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated April 1, 2007

THE PLAZA AT LANDMARK LOAN.

      THE LOAN. The fifth largest loan (the "Plaza at Landmark Loan") as evidenced by the Promissory Note is secured by a first priority fee Amended Deed of Trust and Security Agreement encumbering the 428,668 square foot regional shopping center known as Plaza at Landmark, located in Alexandria, Virginia (the
"Plaza at Landmark Property"). The Plaza at Landmark Loan was originated on May
1, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower is Landmark HHH, L.L.C., a Virginia limited liability company (the "Plaza at Landmark Borrower") that owns no material asset other than the Plaza at Landmark Property and related interests. The Plaza at
Landmark Borrower is owned by the Haft-Ruben family partnership consisting of
Myrna R. Haft (9%), Marshall S. Ruben (45%), Dana R. Rogers (45%), and Landmark
HHH, Inc. (1%). Marshall S. Ruben is the sponsor of the Plaza at Landmark Loan.
Marshall S. Ruben is a senior attorney for Ruben, Johnson & Morgan, P.C. in
Hartford, CT focusing on commercial real estate. In addition to the subject property, the sponsorship also owns the Fair City Mall Loan (which is the fourth largest mortgage loan in the trust).

      THE PROPERTY. The Plaza at Landmark Property is located in Alexandria,
Virginia at 6200 Little River Turnpike, 10 miles southwest of Washington DC. The
Plaza at Landmark Property was originally constructed in 1963 and renovated in
1990. It consists of a 428,668 square foot community center of stores. The Plaza at Landmark Property is situated on approximately 22.649 acres and includes 1853 parking spaces. The Plaza at Landmark Property is anchored by Shoppers Food
Warehouse, Regency Furniture, Inc., Bally Total Fitness and Marshall's.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-42

      The following table presents certain information relating to the lease rollover at Plaza at Landmark Property:

-----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE

                                                                       % OF TOTAL
                               AVERAGE                                UNDERWRITTEN
                             UNDERWRITTEN                 CUMULATIVE  BASE RENTAL    CUMULATIVE % OF TOTAL
               # OF LEASES  BASE RENT PER  % OF TOTAL SF   % OF SF      REVENUES       UNDERWRITTEN BASE
     YEAR        ROLLING      SF ROLLING      ROLLING      ROLLING      ROLLING     RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

   Vacant           1           $0.00            0%           0%           0%                  0%
    2007            2          $34.05            1%           1%           1%                  1%
    2008            5          $19.95            9%          10%          11%                 12%
    2009            6          $29.25            3%          13%           5%                 18%
    2010            6          $15.30           15%          27%          14%                 32%
    2011            8          $15.83           15%          42%          14%                 46%
    2012            6          $29.33            5%          46%           9%                 55%
    2013            2          $13.65           10%          57%           9%                 63%
    2014            1          $28.41            0%          57%           1%                 64%
    2015            1          $20.34            2%          59%           2%                 66%
    2016            0           $0.00            0%          59%           0%                 66%
-----------------------------------------------------------------------------------------------------------
2017 & Beyond       5          $13.07           41%         100%          34%                100%
-----------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Plaza at Landmark Property:

------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL    ANNUALIZED
                         CREDIT RATING                        ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                            (FITCH/      TENANT              UNDERWRITTEN   UNDERWRITTEN   BASE RENT      LEASE
     TENANT NAME        MOODY'S/S&P)(1)   NRSF    % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------

Shoppers Food Warehouse    B+/B1/BB-      65,000     15%        $1,092,000       16%         $16.80     01/31/2021
Regency Furniture,
  Inc.(2)                  --/--/--       62,480     15%          $624,800        9%         $10.00     12/31/2017
Bally Total Fitness        --/--/--       42,735     10%          $427,350        6%         $10.00     01/31/2022
Marshall's                  --/A3/A       35,875      8%          $412,563        6%         $11.50     12/30/2010
Ross Dress for Less        --/--/BBB      28,700      7%          $530,950        8%         $18.50     01/31/2008
------------------------------------------------------------------------------------------------------------------
Total Beverages            --/--/--       26,377      6%          $466,345        7%         $17.68     10/31/2013
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   261,167     61%        $3,554,008       52%         $13.61
------------------------------------------------------------------------------------------------------------------
Other Tenants               Various      166,541     39%        $3,307,644       48%         $19.86      Various
Vacant Space                  NAP            960      0%                $0        0%          $0.00        NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   428,668    100%        $6,861,652      100%         $16.01
------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Regency Furniture, Inc. is scheduled to take occupancy on 1/1/2008. An escrow is in place until the tenant take occupancy; therefore, underwriting includes contractual rent for that tenant. Please see the
      Escrows and Reserves section below.

      ESCROWS AND RESERVES. On the closing date, the Plaza at Landmark Borrower deposited with lender $302,000 for tax funds. The Plaza at Landmark Borrower's obligation to make monthly tax deposits will be suspended if no event of default has occurred or is continuing, borrower has deposited with lender cash in an amount equal to six months of real estate taxes or a letter of credit and the
Plaza at Landmark Borrower provides lender with evidence that all real estate taxes are being paid in full on or before the due dates. The Plaza at Landmark
Borrower's obligation to make monthly insurance deposits will be suspended for so long as no event of default has occurred and the borrower provides evidence that all required insurance coverage is being maintained in full force. On the closing date, the Plaza at Landmark Borrower also deposited $300,000 in
"Rollover Funds" for tenant improvements and leasing commissions and shall make further monthly deposits of $18,236 for such purposes, capped at $300,000 on deposit at any time.

      In the event the Plaza at Landmark Borrower receives compensation in connection with a tenant's lease termination, the Plaza at Landmark Borrower shall deposit the lease termination fee with lender to be used for tenant improvements and leasing commissions with respect to the space relating to such lease termination or in replacement of rent if there was a rent deficiency for the space from and after the date the lease terminated.

      On the closing date, the Plaza at Landmark Borrower deposited with lender
$5,600,000 with respect to the lease between the Plaza at Landmark Borrower, as landlord, and Regency Furniture, Inc. and Regency Furniture of Alexandria, Inc.,
as tenant, and the lease between the Plaza at Landmark Borrower, as landlord, and Bally Total Fitness of Mid-Atlantic, Inc., as tenant. The reserve will be released on the occupancy, proof of rent payment, and acceptable estoppels of the Regency Furniture and Bally's Fitness spaces. At the closing, the Plaza at
Landmark Borrower deposited $455,000 in "Tenancy Holdback Funds" for tenants who have executed leases, but who have not begun occupying their leased premises and/or commenced paying rent. This reserve will be released on occupancy and payment of rent by Bally's Fitness, Andrew's Cleaners, Branch Banking and Trust
Company, and Lollicup VA, LLC. In lieu of making the monthly tax deposits,

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-43

the Rollover Funds deposits and the Regency/Bally's Holdback Funds deposits, the
Plaza at Landmark Borrower may deliver to lender a letter of credit equal to six months of taxes with respect to the tax funds, $300,000 with respect to the
Rollover Funds, and $5,600,000 with respect to the Regency/Bally's Holdback
Funds.

      LOCKBOX AND CASH MANAGEMENT. There is no lockbox in place for the Plaza at
Landmark loan.

      PROPERTY MANAGEMENT. The Plaza at Landmark Property is managed by Urban
Retail Properties Co. of Virginia. The management agreement is subordinate to the Plaza at Landmark Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the Plaza at Landmark Borrower is required to insure the Plaza at Landmark Property against risk of loss on account of acts of terrorism.

      Certain additional information regarding the Plaza at Landmark Loan and the Plaza at Landmark Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-44

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-45

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 - MAPLE TREE PLACE
--------------------------------------------------------------------------------

                         [4 PHOTOS OF MAPLE TREE PLACE]

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-46

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 - MAPLE TREE PLACE
--------------------------------------------------------------------------------

                            [MAP OF MAPLE TREE PLACE]

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-47

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 - MAPLE TREE PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                     BSCMI

ORIGINAL BALANCE:                         $63,400,000

CUT-OFF DATE BALANCE:                     $63,400,000

LOAN PURPOSE:                             Refinance

SHADOW RATING (S&P/FITCH/DBRS):           NAP

FIRST PAYMENT DATE:                       April 1, 2007

INTEREST RATE:                            5.482%

AMORTIZATION:                             Interest Only

ARD:                                      NAP

HYPERAMORTIZATION:                        NAP

MATURITY DATE:                            March 1, 2012

EXPECTED MATURITY BALANCE:                $63,400,000

SPONSOR:                                  Inland Western Retail Real Estate
                                          Trust, Inc.

INTEREST CALCULATION:                     30/360

CALL PROTECTION:                          Locked out through February 28,
                                          2010. In connection with any
                                          voluntary prepayment, the borrower
                                          must pay a premium equal to the
                                          greater of a yield maintenance
                                          premium and 1% of the principal
                                          balance. Prepayable without penalty
                                          on and after February 1, 2012.

LOAN PER SF:                              $129.67

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         RE Tax:            Springing
                                          Insurance:         Springing
                                          Cap Ex:            Springing

LOCKBOX:                                  Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Retail

PROPERTY SUB-TYPE:                        Anchored

LOCATION:                                 Williston, VT

YEAR BUILT/RENOVATED:                     2001 - 2006 / NAP

PERCENT LEASED(1):                        85.2%

SQUARE FOOTAGE:                           488,915

THE COLLATERAL:                           Class "A" anchored retail center

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Inland US Management LLC

3RD MOST RECENT NOI (AS OF):              NAP

2ND MOST RECENT NOI (AS OF):              NAP

MOST RECENT NOI (AS OF):                  $5,045,757 (TTM 12/31/2006)

U/W NET OP. INCOME:                       $6,392,887

U/W NET CASH FLOW:                        $6,164,220

U/W OCCUPANCY:                            85.9%

APPRAISED VALUE:                          $118,500,000

CUT-OFF DATE LTV:                         53.5%

MATURITY DATE LTV:                        53.5%

DSCR:                                     1.77x

POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated January 3, 2007.

THE MAPLE TREE PLACE LOAN.

      THE LOAN. The sixth largest loan (the "Maple Tree Place Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Maple Tree Place retail property located in Williston, Vermont (the "Maple
Tree Place Property"). The Maple Tree Place Loan was originated on February 6,
2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Inland Western Williston Maple Tree, L.L.C., a Delaware limited liability company that owns no material assets other than the
Maple Tree Place Property (the "Maple Tree Place Borrower"). The sponsor of the
Maple Tree Place Borrower is Inland Western Retail Real Estate Trust, Inc., a
subsidiary of the Inland Group Inc. ("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages over a reported $17 billion in assets and more than 100 million square feet of commercial property.

      THE PROPERTY. The Maple Tree Place Property is a 488,915 square foot anchored retail center located in Williston, Vermont. The Maple Tree Place
Property was built from 2001-2006 and is located approximately five minutes from the Burlington International Airport and approximately twenty minutes from downtown Burlington, Vermont. Anchored by Best Buy, Linens `N Things, Shaw's
Supermarket and Staples, the Maple Tree Place Property was 85.2% leased to 39 retail tenants and 6 office tenants as of January 3, 2007. The largest tenant,
Shaw's Supermarket, reported 2006 annual sales of $32,500,000, or $535 per square foot. The Majestic Cinemas reported 2006 annual sales of approximately
$407,100 per screen. No tenant at the property accounts for more than 12% of the total net rentable area or 14% of the annualized underwritten base rent. Other nationally recognizable tenants at the property include GSA, The Men's
Warehouse, Chili's Restaurant and Longhorn Steakhouse.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-48

      The following table presents certain information relating to the lease rollover at the Maple Tree Place Property:

-----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE

                                                                       % OF TOTAL
                               AVERAGE                                UNDERWRITTEN
                             UNDERWRITTEN                 CUMULATIVE  BASE RENTAL    CUMULATIVE % OF TOTAL
               # OF LEASES  BASE RENT PER  % OF TOTAL SF   % OF SF      REVENUES       UNDERWRITTEN BASE
     YEAR        ROLLING      SF ROLLING      ROLLING      ROLLING      ROLLING     RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant           2          $0.00           15%          15%           0%                  0%
     2007            1         $22.66            0%          15%           0%                  0%
     2008           10         $17.30            4%          19%           5%                  5%
     2009            9         $18.06            4%          23%           5%                 10%
     2010            5         $16.97            3%          27%           4%                 14%
     2011            2         $20.58            1%          27%           1%                 15%
     2012            1         $25.21            1%          28%           1%                 16%
     2013            2         $14.58            1%          29%           1%                 17%
     2014            2         $19.92            3%          32%           4%                 21%
     2015            0          $0.00            0%          32%           0%                 21%
     2016            5         $16.78            8%          40%           9%                 30%
-----------------------------------------------------------------------------------------------------------
2017 & Beyond        8         $16.97           60%         100%          70%                100%
-----------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Maple Tree Place Property:

------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL    ANNUALIZED
                         CREDIT RATING                        ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                            (FITCH/      TENANT              UNDERWRITTEN   UNDERWRITTEN   BASE RENT      LEASE
     TENANT NAME        MOODY'S/S&P)(1)   NRSF    % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------

Shaw's Supermarket         --/--/--       60,800     12%          $987,996       14%         $16.25     02/28/22
Christmas Tree Shop        --/--/BBB      46,479     10%          $829,650       12%         $17.85     11/30/24
Best Buy                 BBB+/Baa2/BBB    46,219      9%          $775,790       11%         $16.79     01/31/17
Dick's Sporting Goods      --/--/--       40,000      8%          $610,000        9%         $15.25     01/31/17
Linens 'N Things           --/--/--       35,000      7%          $525,000        7%         $15.00     01/31/17
Majestic Cinemas           --/--/--       32,764      7%          $442,314        6%         $13.50     04/30/19
Staples                 BBB+/Baa1/BBB+    24,000      5%          $332,905        5%         $13.87     10/31/16
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   285,262     58%        $4,503,655       63%         $15.79
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Other Tenants               Various      131,490     27%        $2,665,525       37%         $20.27     Various
Vacant Space                  NAP         72,163     15%                $0        0%          $0.00       NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   488,915    100%        $7,169,180      100%         $14.66
------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Maple Tree Place Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Maple Tree Place Borrower fails to make all necessary replacements or maintain the Maple Tree Place Property to lender's satisfaction, or an event of default occurs.

      LOCKBOX AND CASH MANAGEMENT. Upon the occurrence of a lockbox event, (i)
the Maple Tree Place Borrower will execute a cash management agreement, (ii) all receivables will be paid into a lockbox account, and (iii) after the payment of debt service, reserves and operating expenses, the excess cash will be paid to the Maple Tree Place Borrower. A lockbox event is triggered if DSCR is less than or equal to 1.25x for the preceding six months annualized or upon a cash management event. Upon the occurrence of a cash management event, the excess cash shall not be paid to the Maple Tree Place Borrower, but rather, shall be held by lender as additional security. A cash management event is triggered upon
(i) the date the DSCR is less than or equal to 1.25x for the preceding six months annualized, (ii) the occurrence of an event of default, or (iii) the bankruptcy of the Maple Tree Place Borrower, property manager or the anchor tenant. Such cash sweep may be terminated (not more than twice during the term of the Maple Tree Place Loan) subject to certain conditions, including but not limited to the DSCR for the preceding six month period being greater than or equal to 1.25x for two complete, consecutive calendar quarters.

      PROPERTY MANAGEMENT. The Maple Tree Place Property is managed by Inland US
Management LLC, an affiliate of the Maple Tree Place Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-49

      RELEASE OF PARCELS.  Not allowed.

      TERRORISM INSURANCE. Generally, the Maple Tree Place Borrower is required to insure the Maple Tree Place Property against risk of loss on account of acts of terrorism. However, the Maple Tree Place Borrower is not required to maintain terrorism insurance if (a) the Maple Tree Place Borrower indemnifies the lender for any losses associated with acts of terrorism, (b) Inland Western Retail Real
Estate Trust, Inc. ("Terrorism Insurance Guarantor") guarantees the indemnification obligation described in clause (a), and (c) the Terrorism
Insurance Guarantor maintains certain net worth and the loan meets certain LTV requirements.

      Certain additional information regarding the Maple Tree Place Loan and the
Maple Tree Place Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-50

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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refer to important information and qualifications at the end of this material.
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                                      T-51

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - THE MERCER HOTEL
--------------------------------------------------------------------------------

                         [5 PHOTOS OF THE MERCER HOTEL]

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-52

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - THE MERCER HOTEL
--------------------------------------------------------------------------------

                            [MAP OF THE MERCER HOTEL]

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-53

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - THE MERCER HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                     BSCMI

ORIGINAL BALANCE:                         $55,000,000

CUT-OFF DATE BALANCE:                     $55,000,000

LOAN PURPOSE:                             Refinance

SHADOW RATING (S&P/FITCH/DBRS):           BBB- / BBB- / BBB (low)

FIRST PAYMENT DATE:                       July 1, 2007

INTEREST RATE:                            5.345%

AMORTIZATION:                             Interest Only

ARD:                                      NAP

HYPERAMORTIZATION:                        NAP

MATURITY DATE:                            June 1, 2017

EXPECTED MATURITY BALANCE:                $55,000,000

SPONSORS:                                 Richard Born, Ira Drukier and Andre
                                          Balazs

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Locked out until the 2 years after
                                          the REMIC "start-up" date, with U.S.
                                          Treasury defeasance thereafter.
                                          Prepayable without penalty on and
                                          after May 1, 2017.

LOAN PER ROOM:                            $733,333

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         RE Tax:            Springing
                                          Insurance:         Springing
                                          Deferred           Springing
                                          Maintenance:
                                          FF&E:              Springing

LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Hospitality

PROPERTY SUB-TYPE:                        Full Service

LOCATION:                                 New York, NY

YEAR BUILT/RENOVATED:                     1887 / 1997, 2004-2006

OCCUPANCY(1):                             94.4%

ROOMS:                                    75

THE COLLATERAL:                           75-room luxury boutique hotel

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Mercer Management, L.L.C. and BD
                                          Hotels, LLC

3RD MOST RECENT NOI (AS OF):              $7,830,076 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):              $8,909,955 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):                  $9,051,070 (TTM 04/30/2007)

U/W NET OP. INCOME:                       $8,894,539

U/W NET CASH FLOW:                        $8,219,780

U/W OCCUPANCY:                            94.5%

APPRAISED VALUE:                          $135,000,000

CUT-OFF DATE LTV:                         40.7%

MATURITY DATE LTV:                        40.7%

DSCR:                                     2.76x

POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the trailing twelve-month financials dated April 30,
      2007.

THE MERCER HOTEL LOAN.

      THE LOAN. The seventh largest loan (the "Mercer Hotel Loan") is evidenced by a promissory note and is secured by a first priority mortgage on The Mercer
Hotel located in New York, New York (the "Mercer Hotel Property"). The Mercer
Hotel Loan was originated on May 16, 2007 by Bear Stearns Commercial Mortgage,
Inc.

      THE BORROWER. The borrowers are The Mercer I L.L.C. and Mercer Operating,
LLC, each a Delaware limited liability company (collectively the "Mercer Hotel
Borrower") that owns no material assets other than the Mercer Hotel Property and related interests. The Mercer Hotel Borrower is sponsored by Richard Born, Ira
Drukier and Andre Balazs. Mr. Born and Mr. Drukier, founders of BD Hotels, have ownership interests in approximately 25 hotels, the majority of which are located in Manhattan. Their portfolio includes the Chambers Hotel, the Hotel
Metro, the Marquis Hotel, the Belvedere Hotel, the Mercer Hotel, the Wellington
Hotel, and the Maritime Hotel. Andre Balazs is an experienced hotel owner and through Andre Balazs Properties, owns a group of boutique hotels including Hotel
QT in New York, The Standard Hollywood, The Standard Downtown Los Angeles, The
Standard Miami Hotel and Spa, Chateau Marmont in Hollywood, The Raleigh in Miami
Beach and Sunset Beach in Shelter Island.

      THE PROPERTY. The Mercer Hotel Property is a 6-story, 75-room, boutique hotel located at the northwest corner of Mercer and Prince Streets within the
SoHo section of New York City. The Mercer Hotel Property is a landmark
Romanesque revival building originally built in 1887 and redeveloped as a hotel in 1997 by the sponsors. The property was most recently renovated from 2004-2006 for a reported cost of $2,054,000 ($27,387/key). The room mix at the property includes 18 Queens, 10 Courtyard Queens, 8 Studio Queens, 32 Deluxe King Studio,
5 Loft King Suites, and 2 Courtyard Loft King Rooms. Amenities at the property include complimentary guest access to Crunch Gym

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-54

and World Gym (both located one block away), business services including courier service and foreign currency exchange, and a car/limo rental service. Typical room amenities include room bars, plasma flat screen TVs, DVD & CD players, complimentary high-speed wireless internet access, marble bathrooms and in-room safes. The Mercer Hotel Property also features the 200-seat Mercer Kitchen restaurant, a Jean-Georges Vongerichten establishment, which is comprised of a
40-seat street-level cafe adjacent to the lobby and a 160-seat lower level main dining room. There is one 11,000 square foot retail space at the Mercer Hotel property which is occupied by J.Crew.

------------------------------------------------------------------------------------------------
                      SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

                 COMPETITIVE SET (1)         THE MERCER HOTEL (2)         PENETRATION FACTOR

    YEAR     OCCUPANCY    ADR     REVPAR  OCCUPANCY    ADR     REVPAR  OCCUPANCY    ADR   REVPAR
------------------------------------------------------------------------------------------------

    2004       82.3%    $302.55  $248.90    86.4%    $516.38  $445.93    105.0%   170.7%  179.2%
    2005       84.6%    $350.93  $297.05    91.5%    $554.31  $507.29    108.2%   158.0%  170.8%
    2006       86.7%    $379.97  $329.40    94.6%    $602.38  $569.94    109.1%   158.5%  173.0%
------------------------------------------------------------------------------------------------
T-12 4/2007    86.5%    $394.20  $340.85    94.4%    $622.69  $587.53    109.1%   158.0%  172.4%
------------------------------------------------------------------------------------------------

(1)   Data provided by Smith Travel Research.

(2)   Based on operating statements provided by the Mercer Hotel Borrower.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Mercer Hotel Borrower fails to provide evidence of payment or an event of default occurs. Furniture, Fixture & Equipment reserve springs if the Mercer
Hotel Borrower fails to provide evidence of property maintenance. A deferred maintenance reserve of $13,125 springs if the Mercer Hotel Borrower does not complete the required repairs outlined in the mortgage loan documents by
November 16, 2007.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Mercer Hotel Loan.

      PROPERTY MANAGEMENT. The Mercer Hotel Property is managed by Mercer
Management, L.L.C. and BD Hotels, LLC, affiliates of the Mercer Hotel Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the Mercer Hotel Borrower is required to insure the Mercer Hotel Property against risk of loss on account of acts of terrorism. However, the Mercer Hotel Borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to
200% of the initial terrorism insurance at closing. In no event shall the insurance coverage be less than the then-outstanding principal balance minus the land value.

      Certain additional information regarding the Mercer Hotel Loan and the
Mercer Hotel Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                                      T-55

-------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - NY INLAND PORTFOLIO
-------------------------------------------------------------------------------

                        [9 PHOTOS OF NY INLAND PORTFOLIO]

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                                      T-56

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - NY INLAND PORTFOLIO
--------------------------------------------------------------------------------

                         [2 MAPS OF NY INLAND PORTFOLIO]

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                                      T-57

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - NY INLAND PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                     BSCMI

ORIGINAL BALANCE:                         $52,310,000

CUT-OFF DATE BALANCE:                     $52,310,000

LOAN PURPOSE:                             Refinance

SHADOW RATING (S&P/FITCH/DBRS):           NAP

FIRST PAYMENT DATE:                       April 1, 2007

INTEREST RATE:                            5.391%

AMORTIZATION:                             Interest Only

ARD:                                      March 1, 2012

HYPERAMORTIZATION:                        After the ARD, the loan interest
                                          rate steps up to the lesser of (i)
                                          7.391% and (ii) the maximum rate
                                          permitted by applicable law.

MATURITY DATE:                            March 1, 2037

EXPECTED ARD BALANCE:                     $52,310,000

SPONSOR:                                  Inland Western Retail Real Estate
                                          Trust, Inc.

INTEREST CALCULATION:                     30/360

CALL PROTECTION:                          Locked out through February 28,
                                          2010. In connection with any
                                          voluntary prepayment, the borrower
                                          must pay a premium equal to the
                                          greater of a yield maintenance
                                          premium and 1% of the principal
                                          balance. Prepayable without penalty
                                          on and after February 1, 2012.

LOAN PER SF:                              $77.65

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         RE Tax:            Springing
                                          Insurance:         Springing
                                          Cap Ex:            Springing

LOCKBOX:                                  Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Portfolio

PROPERTY TYPE:                            Retail

PROPERTY SUB-TYPE:                        Anchored

LOCATION:                                 Various - See Table

YEAR BUILT/RENOVATED:                     2000 / NAP

PERCENT LEASED(1):                        100.0%

SQUARE FOOTAGE:                           673,696

THE COLLATERAL:                           Two anchored retail centers

OWNERSHIP INTEREST:                       Fee/Leasehold

PROPERTY MANAGEMENT:                      Inland US Management LLC

3RD MOST RECENT NOI (AS OF):              $5,867,648 (TTM 12/31/2003)

2ND MOST RECENT NOI (AS OF):              $5,456,313 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                  $4,834,664 (TTM 12/31/2006)

U/W NET OP. INCOME:                       $5,687,304

U/W NET CASH FLOW:                        $5,451,242

U/W OCCUPANCY:                            96.8%

APPRAISED VALUE:                          $95,400,000

CUT-OFF DATE LTV:                         54.8%

ARD LTV:                                  54.8%

DSCR:                                     1.93x

POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated January 18, 2007.

THE NY INLAND PORTFOLIO LOAN.

      THE LOAN. The eighth largest loan (the "NY Inland Portfolio Loan") is evidenced by two promissory notes and is secured by two first priority mortgages on the NY Inland Portfolio, a portfolio of two retail properties located in New
York State (the "NY Inland Portfolio Properties"). The NY Inland Portfolio Loan
was originated on February 6, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrowers are Inland Western Poughkeepsie Mid-Hudson,
L.L.C. and Inland Western Saratoga Springs Wilton, L.L.C., each a Delaware limited liability company that owns no material assets other than the one of the two NY Inland Portfolio Properties (collectively, the "NY Inland Portfolio
Borrower"). The sponsor of the NY Inland Portfolio Borrower is Inland Western
Retail Real Estate Trust, Inc., a subsidiary of the Inland Group Inc.
("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages over a reported $17 billion in assets and more than 100 million square feet of commercial property.

      THE PROPERTIES. The NY Inland Portfolio Properties consist of two retail centers located in New York State. Wilton Square is a 438,097 square foot power retail center located in Saratoga Springs, New York. Originally constructed in
1977, the property was redeveloped in 2000 and a mix of anchor tenants was added, including Home Depot, Target and Staples. Wilton Square is currently 100%
leased to 19 tenants. The Wilton Square property is located within the State
Route 50 Corridor of Saratoga Springs, a major big box retail strip which includes such retailers as Wal-Mart, Lowe's, Best Buy, TJ Maxx, Bed, Bath &
Beyond, Dick's Sporting Goods and BJ's Wholesale Club. The Mid-Hudson Shopping
Center is a 235,599 square foot power retail center which was built in 2000 and is situated on

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                                      T-58

a 24.78-acre site in Poughkeepsie, New York. The Mid-Hudson Shopping Center
property is anchored by Home Depot and Stop & Shop (currently dark). The center is currently 100% leased with 73.7% physical occupancy. Several other tenants at the property are nationally recognized tenants including Staples, Applebee's,
McDonalds and Starbucks. Trade Dimensions estimated 2006 annual sales for Home
Depot (Wilton Square), Target and Price Chopper of $286 per square foot, $251 per square foot, and $525 per square foot, respectively.

      The following table presents certain information relating to the NY Inland
Portfolio Properties:

--------------------------------------------------------------------------------------------------------------------
                                                   ALLOCATED   NET RENTABLE  YEAR BUILT /    APPRAISED  U/W NET CASH
PROPERTY                    LOCATION              LOAN AMOUNT   AREA (SF)     RENOVATED        VALUE        FLOW
--------------------------------------------------------------------------------------------------------------------

Wilton Square               Saratoga Springs, NY  $28,560,000    438,097      2000 / NAP   $49,400,000   $2,864,876
Mid-Hudson Shopping Center  Poughkeepsie, NY      $23,750,000    235,599      2000 / NAP   $46,000,000   $2,586,367
--------------------------------------------------------------------------------------------------------------------
TOTAL                                             $52,310,000    673,696                   $95,400,000   $5,451,242
--------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover at the NY Inland Portfolio Properties:

-----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE

                                                                       % OF TOTAL
                               AVERAGE                                UNDERWRITTEN
                             UNDERWRITTEN                 CUMULATIVE  BASE RENTAL    CUMULATIVE % OF TOTAL
               # OF LEASES  BASE RENT PER  % OF TOTAL SF   % OF SF      REVENUES       UNDERWRITTEN BASE
     YEAR        ROLLING      SF ROLLING      ROLLING      ROLLING      ROLLING     RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant          0           $0.00            0%           0%           0%                  0%
     2007           2          $23.55            1%           1%           2%                  2%
     2008           5          $25.41            1%           2%           3%                  5%
     2009           1          $22.50            0%           2%           0%                  5%
     2010           0           $0.00            0%           2%           0%                  5%
     2011           8          $12.00           14%          16%          18%                 23%
     2012           2          $27.79            0%          17%           1%                 25%
     2013           0           $0.00            0%          17%           0%                 25%
     2014           0           $0.00            0%          17%           0%                 25%
     2015           3          $14.22            8%          24%          12%                 36%
     2016           2          $14.76            6%          30%           9%                 46%
-----------------------------------------------------------------------------------------------------------
2017 & Beyond       8           $7.34           70%         100%          54%                100%
-----------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the NY Inland Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             % OF TOTAL    ANNUALIZED
                           CREDIT RATING                                      ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                              (FITCH/                    TENANT              UNDERWRITTEN   UNDERWRITTEN   BASE RENT       LEASE
       TENANT NAME        MOODY'S/S&P)(1)   PROPERTY      NRSF    % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Home Depot (Ground Lease)    A-/Aa3/A+       Both(2)     257,264     38%        $1,459,505       23%          $5.67      01/31/2020
Stop & Shop (Dark)(3)      BB+/Ba1/BBB-    Mid-Hudson     61,847      9%        $1,082,323       17%         $17.50      12/31/2028
Staples                   BBB+/Baa1/BBB+     Both(4)      47,884      7%          $672,052       11%         $14.03      Various(5)
Price Chopper                --/--/--     Wilton Square   61,859      9%          $564,042        9%          $9.12      01/31/2011
Target (Ground Lease)        A+/A1/A+     Wilton Square  124,128     18%          $360,000        6%          $2.90      01/31/2021
Barnes & Noble               --/--/--     Wilton Square   21,500      3%          $322,500        5%         $15.00      01/31/2016
A. C. Moore                  --/--/--     Wilton Square   21,000      3%          $290,850        5%         $13.85      02/01/2011
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                   595,482     88%        $4,751,272       75%          $7.98
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                 Various        Various      78,214     12%        $1,600,966       25%         $20.47         NAP
Vacant Space                    NAP            NAP             0      0%                $0        0%          $0.00         NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                   673,696    100%        $6,352,237      100%          $9.43
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   There is a 131,877 square foot store at Wilton Square and a 125,387 square foot store at Mid-Hudson Shopping Center.

(3)   The Stop & Shop space is currently dark, but the tenant continues to make rent payments. At loan origination, the sponsor signed a master lease for the entire Stop & Shop space at the underwritten rent of $17.50 per square foot that will begin paying rent in the event that Stop & Shop ceases to make rent payments due under its lease.

(4)   There is a 23,942 square foot store at Wilton Square and a 23,942 square foot store at Mid-Hudson Shopping Center.

(5)   23,942 square feet of Staples' space expires on 06/30/2015; the remaining
      23,942 square feet expires on 11/30/2015.

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                                      T-59

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
NY Inland Portfolio Borrower fails to provide evidence of payment. Cap Ex reserve springs if the NY Inland Portfolio Borrower fails to make all necessary replacements or maintain the NY Inland Portfolio Properties to the lender's satisfaction, or an event of default occurs.

      LOCKBOX AND CASH MANAGEMENT. Upon the occurrence of a lockbox event, (i)
the NY Inland Portfolio Borrower will execute a cash management agreement, (ii)
all receivables will be paid into a lockbox account, and (iii) after payment of debt service, reserves, and operating expenses, the balance of the funds will be paid to the NY Inland Portfolio Borrower. A lockbox event is triggered if DSCR is less than or equal to 1.25x for the preceding six months annualized or upon a cash management event. Upon the occurrence of a cash management event, the excess cash in the lockbox account shall not be paid to the NY Inland Portfolio
Borrower, but rather, shall be held by lender as additional security. A cash management event is triggered upon (i) the date the DSCR is less than or equal to 1.25x for the preceding six months annualized, (ii) the occurrence of an event of default, (iii) the bankruptcy of the NY Inland Portfolio Borrower, property manager or the anchor tenant, or (iv) the occurrence of the anticipated repayment date. A cash sweep based on the DSCR test may be terminated (not more than twice during the term of the loan) subject to certain conditions, including but not limited to the DSCR for the preceding six month period being greater than or equal to 1.25x for two complete, consecutive calendar quarters.

      PROPERTY MANAGEMENT. The NY Inland Portfolio Properties are managed by
Inland US Management LLC, an affiliate of the NY Inland Portfolio Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. The NY Inland Portfolio Borrower may release the
Mid-Hudson Shopping Center property from the lien of the NY Inland Portfolio
Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i)
payment of an amount equal to 115% of the allocated loan amount for the
Mid-Hudson Shopping Center property plus the applicable yield maintenance premium, (ii) the LTV immediately following the release is not greater than 59%, and (iii) the DSCR immediately following the release is at least equal to or greater than the greater of 1.00x (based on a 9.30% constant) and the DSCR immediately prior to such release.

      TERRORISM INSURANCE. Generally, the NY Inland Portfolio Borrower is
required to insure the NY Inland Portfolio Properties against risk of loss on account of acts of terrorism. However, the NY Inland Portfolio Borrower is not required to maintain terrorism insurance if (a) the NY Inland Portfolio Borrower indemnifies the lender for any losses associated with acts of terrorism, (b)
Inland Western Retail Real Estate Trust, Inc. ("Terrorism Insurance Guarantor")
guarantees the indemnification obligation described in clause (a), and (c) the
Terrorism Insurance Guarantor maintains certain net worth and the loan meets certain LTV requirements.

      Certain additional information regarding the NY Inland Portfolio Loan and the NY Inland Portfolio Properties is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                                      T-61

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                    MORTGAGE LOAN NO. 9 - 485 MADISON AVENUE
--------------------------------------------------------------------------------

                        [5 PHOTOS OF 485 MADISON AVENUE]

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                                      T-62

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                    MORTGAGE LOAN NO. 9 - 485 MADISON AVENUE
--------------------------------------------------------------------------------

                           [MAP OF 485 MADISON AVENUE]

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                                      T-63

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - 485 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                     BSCMI

ORIGINAL BALANCE:                         $45,000,000

CUT-OFF DATE BALANCE:                     $45,000,000

LOAN PURPOSE:                             Refinance

SHADOW RATING (S&P/FITCH/DBRS):           A+ / BBB- / A (low)

FIRST PAYMENT DATE:                       June 1, 2007

INTEREST RATE:                            5.251%

AMORTIZATION:                             Interest Only

ARD:                                      NAP

HYPERAMORTIZATION:                        NAP

MATURITY DATE:                            May 1, 2017

EXPECTED MATURITY BALANCE:                $45,000,000

SPONSORS:                                 Lawrence Ruben Company, Inc., Jack
                                          Resnick & Sons, Inc.

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Locked out until 2 years after the
                                          REMIC "start-up" date, with U.S.
                                          Treasury defeasance thereafter.
                                          Prepayable without penalty on and
                                          after February 1, 2017.

LOAN PER SF:                              $160.68

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         RE Tax:            Springing
                                          Insurance:         Springing
                                          Cap Ex:            Springing

LOCKBOX:                                  None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Office

PROPERTY SUB-TYPE:                        Urban

LOCATION:                                 New York, NY

YEAR BUILT/RENOVATED:                     1929 / 2004

PERCENT LEASED(1):                        87.2%

SQUARE FOOTAGE:                           280,060

THE COLLATERAL:                           24-story urban office building

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Jack Resnick & Sons, Inc.

3RD MOST RECENT NOI (AS OF):              $5,975,943 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):              $7,189,734 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                  $7,558,244 (TTM 12/31/2006)

U/W NET OP. INCOME:                       $6,049,307

U/W NET CASH FLOW:                        $5,200,365

U/W OCCUPANCY:                            87.6%

APPRAISED VALUE:                          $150,900,000

CUT-OFF DATE LTV:                         29.8%

MATURITY DATE LTV:                        29.8%

DSCR:                                     2.17x

POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated March 27, 2007.

THE 485 MADISON AVENUE.

      THE LOAN. The ninth largest loan (the "485 Madison Avenue Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the 485 Madison Avenue office property located in New York, New York (the "485
Madison Avenue Property"). The 485 Madison Avenue Loan was originated on April
16, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is 485 Madison Avenue, LLC, a Delaware limited liability company (the "485 Madison Avenue Borrower") that owns no material assets other than the 485 Madison Avenue Property and related interests. The 485
Madison Avenue Borrower is indirectly owned by Lawrence Ruben Company, Inc.
("Lawrence Ruben") and Jack Resnick & Sons, Inc. ("Resnick"). Since its founding in 1959, Lawrence Ruben has been developing properties in America's major cities. In New York, Washington D.C. and Boston alone, Lawrence Ruben has participated in the development, acquisition and management of over seven million square feet of office space and 1,000 luxury residential apartments with a total combined portfolio value in excess of $1.0 billion. Resnick has become one of the largest private owners of office properties in New York City. The company currently owns and manages a portfolio of more than five million square feet of space in Midtown and Downtown Manhattan.

      THE PROPERTY. The 485 Madison Avenue Property is a 24-story, 280,060 square foot office building with 10,693 square feet of ground floor retail space located on the southeast corner of Madison Avenue and 52nd Street in an area known as the Plaza District in New York

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                                      T-64

City. The Plaza District is recognized as the New York City submarket with the highest asking rents for both office and retail tenants. The 485 Madison Avenue
Property is centrally located near many flagship retailers, such as Saks Fifth
Avenue, Bergdorf Goodman, Tiffany & Co., and Barney's, and provides access to public transportation. The land value of the 485 Madison Avenue Property is
$85.6 million or 190% of the 485 Madison Avenue Loan. Built in 1929 and most recently renovated in 2004, the 485 Madison Avenue Property is currently 87.2%
leased to over 20 tenants. The largest tenant is McKinsey & Company Inc. which leases 82,246 square feet or 29% of the total net rentable area. No other tenant accounts for more than 5% of the total net rentable area or more than 6% of in-place base rent.

      The following table presents certain information relating to the lease rollover at the 485 Madison Avenue Property:

-----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE

                                                                       % OF TOTAL
                               AVERAGE                                UNDERWRITTEN
                             UNDERWRITTEN                 CUMULATIVE  BASE RENTAL    CUMULATIVE % OF TOTAL
               # OF LEASES  BASE RENT PER  % OF TOTAL SF   % OF SF      REVENUES       UNDERWRITTEN BASE
     YEAR        ROLLING      SF ROLLING      ROLLING      ROLLING      ROLLING     RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

   Vacant           3            $0.00          13%          13%           0%                  0%
    2007            1           $56.12           3%          16%           4%                  4%
    2008            4           $64.95           9%          24%          14%                 18%
    2009            6           $45.28          13%          37%          14%                 32%
    2010            1           $50.00           3%          40%           4%                 36%
    2011            1           $54.00           5%          45%           6%                 43%
    2012            0            $0.00           0%          45%           0%                 43%
    2013            2           $36.90           9%          54%           8%                 51%
    2014            2           $34.32          33%          86%          28%                 79%
    2015            4           $51.12           6%          92%           7%                 87%
    2016            3           $59.39           7%         100%          11%                 98%
-----------------------------------------------------------------------------------------------------------
2017 & Beyond       1          $208.33           0%         100%           2%                100%
-----------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the 485 Madison Avenue Property:

------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL    ANNUALIZED
                         CREDIT RATING                        ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                            (FITCH/      TENANT              UNDERWRITTEN   UNDERWRITTEN   BASE RENT      LEASE
     TENANT NAME        MOODY'S/S&P)(1)   NRSF    % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------

McKinsey & Company Inc.    --/--/--       82,246     29%        $2,796,364       25%         $34.00     07/31/2014
STD Security Life Ins.     --/--/BBB      12,918      5%          $697,572        6%         $54.00     12/31/2011
Co. NY
Douglas Elliman LLC        --/--/--       11,807      4%          $544,502        5%         $46.12     06/30/2016
R. Marston Inc. & RMA
  Corp.                    --/--/--       13,496      5%          $522,462        5%         $38.71     08/31/2008
TOTAL/WEIGHTED AVERAGE                   120,467     43%        $4,560,900       41%         $37.86
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Other Tenants                 NAP        123,626     44%        $6,565,107       59%         $53.10       Various
Vacant Space                  NAP         35,967     13%                $0       $0           $0.00         NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   280,060    100%       $11,126,006      100%         $39.73
------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
485 Madison Avenue Borrower fails to provide evidence of payment or an event of default occurs. Cap Ex reserve springs if the 485 Madison Avenue Borrower fails to provide evidence of property maintenance or an event of default occurs.

      LOCKBOX AND CASH MANAGEMENT. There is no lockbox in place with respect to the 485 Madison Avenue Loan.

      PROPERTY MANAGEMENT. The 485 Madison Avenue Property is managed by Jack
Resnick & Sons, Inc., an affiliate of the 485 Madison Avenue Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The 485 Madison Avenue
Borrower is permitted to incur future mezzanine financing and unsecured partnership debt (such mezzanine debt and partnership debt would be subordinate to the 485 Madison Avenue Loan and the partnership debt may not exceed
$3,000,000), subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the debt service coverage ratio on the aggregate debt must be equal to or greater than 1.25x
(based on a 6.81% loan constant); (ii) the aggregate LTV may not exceed 70%; and
(iii) the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing) and a subordination and standstill agreement (with respect to any partnership debt).

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

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                                      T-65

      RELEASE OF PARCELS.  Not allowed.

      TERRORISM INSURANCE. Generally, the 485 Madison Avenue Borrower is
required to insure the 485 Madison Avenue Property against risk of loss on account of acts of terrorism. However, the 485 Madison Avenue Borrower is only required to maintain terrorism insurance for so long as institutional lenders similar to the 485 Madison Avenue lender in the practice of securitizing loans are requiring that such insurance be maintained for properties located in the
Borough of Manhattan, City of New York and for loans of similar amounts as the
485 Madison Avenue Loan, with similar borrowers as the 485 Madison Avenue
Borrower. If TRIA is not in effect, the 485 Madison Avenue Borrower shall not be obligated to pay annual premiums for terrorism insurance in excess of
$187,012.11.

      Certain additional information regarding the 485 Madison Avenue Loan and the 485 Madison Avenue Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                                      T-66

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                                      T-67

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                    MORTGAGE LOAN NO. 10 - PARKSHORE PLAZA 1
--------------------------------------------------------------------------------

                         [3 PHOTOS OF PARKSHORE PLAZA 1]

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                                      T-68

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                    MORTGAGE LOAN NO. 10 - PARKSHORE PLAZA 1
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                           [MAP OF PARKSHORE PLAZA 1]

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                                      T-69

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                    MORTGAGE LOAN NO. 10 - PARKSHORE PLAZA 1
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                                LOAN INFORMATION
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MORTGAGE LOAN SELLER:                     WFB

ORIGINAL BALANCE:                         $41,275,000

CUT-OFF DATE BALANCE:                     $41,275,000

LOAN PURPOSE:                             Acquisition

SHADOW RATING (S&P/FITCH/DBRS):           NAP

FIRST PAYMENT DATE:                       June 1, 2007

INTEREST RATE:                            5.670%

AMORTIZATION:                             Interest Only

ARD:                                      NAP

HYPERAMORTIZATION:                        NAP

MATURITY DATE:                            May 1, 2017

EXPECTED MATURITY BALANCE:                $41,275,000

SPONSOR:                                  Strategic Property Fund

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Locked out until 26-payments from
                                          the first payment date. Thereafter,
                                          prepayable with the greater of 1% or
                                          yield maintenance or defeasance for
                                          the following 87 payments.
                                          Thereafter, prepayable without
                                          penalty through maturity date.

LOAN PER SF:                              $153.29

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         RE Tax:            Springing
                                          Insurance:         Springing
                                          Cap Ex:            Springing
                                          TI/LC:             Springing

LOCKBOX:                                  Springing Hard
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                              PROPERTY INFORMATION
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SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Office

PROPERTY SUB-TYPE:                        Suburban

LOCATION:                                 Folsom, CA

YEAR BUILT/RENOVATED:                     1999 / NAP

PERCENT LEASED(1):                        99.1%

SQUARE FOOTAGE:                           269,254

THE COLLATERAL:                           4 building, 269,254 square foot
                                          office complex

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      McCarthy Cook & Co.

3RD MOST RECENT NOI (AS OF):              $4,601,345 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):              $3,971,915 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                  $4,279,115 (TTM 12/31/2006)

U/W NET OP. INCOME:                       $4,139,995

U/W NET CASH FLOW:                        $3,768,723

U/W OCCUPANCY:                            93.0%

APPRAISED VALUE:                          $63,500,000

CUT-OFF DATE LTV:                         65.0%

MATURITY DATE LTV:                        65.0%

DSCR:                                     1.59x

POST IO DSCR:                             NAP
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(1)   Percent leased is based on the rent roll dated January 29, 2007.

THE PARKSHORE PLAZA 1 LOAN.

      THE LOAN. The tenth largest loan (the "Parkshore Plaza 1 Loan") is evidenced by a Promissory Note and Loan Agreement ("Parkshore Plaza 1 Note")
that is secured by a first priority Deed of Trust, Assignment of Leases and
Rents, Fixture Filing and Security Agreement (the "Parkshore Plaza 1 Mortgage")
encumbering the four office buildings containing 269,254 square feet known as
Parkshore Plaza 1, located in Folsom, CA (the "Parkshore Plaza Property"). The
Parkshore Plaza 1 Loan was originated on April 13, 2007 by or on behalf of Wells
Fargo Bank, National Association.

      THE BORROWER. The borrower is Parkshore Plaza Office Property Owner LLC
(the "Parkshore Plaza 1 Borrower"). The Parkshore Plaza 1 Borrower is 100% owned by Parkshore Plaza Acquisition Company, LLC. Parkshore Plaza Acquisition Company
is made up of 95% ownership from Parkshore Acquisition, LLC and 5% ownership from McCarthy Cook Ventures VIII, LLC. Parkshore Acquisition, LLC is 100% owned by the Commingled Pension Trust Fund (Strategic Property Fund) of JP Morgan
Chase Bank, National Association. The Strategic Property Fund has a net worth of
$11.6 billion and focuses on high-quality stabilized assets with dominant competitive characteristics in markets with attractive demographics. The
Strategic Property Fund has a direct real property interest in 120 properties with 196 account holders.

      THE PROPERTY. The Parkshore Plaza 1 Property is a four building Class A office complex with 269,254 square feet located in Folsom, CA, which is approximately 25 miles east of Sacramento. There are two 2-story buildings and two 3-story buildings. The subject property was built in 1999. The complex is situated on 17.35 acres of land and provides parking for 1,016 vehicles
(3.8/1,000 square feet). As of January 29, 2007, the property was 99.1% occupied by 14 tenants. The buildings feature a limestone facade with a Spanish tile sloped roof

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                                      T-70

and common area flooring consisting of a combination of travertine marble and carpeting with some granite in the lobby areas. The grounds at the complex are heavily landscaped incorporating water features. There is also a health club and conference center that all tenants can use. Primary access to the neighborhood is provided by US-50 located approximately two miles south of the Parkshore
Plaza Property. Also, the Sacramento Regional Transit system has a stop adjacent to the property.

      The following table presents certain information relating to the lease rollover at the Parkshore Plaza 1 Property:

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                                          LEASE ROLLOVER SCHEDULE

                                                                       % OF TOTAL
                               AVERAGE                                UNDERWRITTEN
                             UNDERWRITTEN                 CUMULATIVE  BASE RENTAL    CUMULATIVE % OF TOTAL
               # OF LEASES  BASE RENT PER  % OF TOTAL SF   % OF SF      REVENUES        CONTRACT RENTAL
     YEAR        ROLLING   SF ROLLING (1)     ROLLING      ROLLING      ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant          1           $0.00            1%           1%           0%                  0%
     2007           1          $29.16            1%           2%           1%                  1%
     2008           1          $25.20            0%(2)        3%           1%                  2%
     2009           4          $18.57           81%          84%          77%                 79%
     2010           4          $25.23            7%          91%           9%                 88%
     2011           1          $25.80            3%          94%           4%                 92%
     2012           3          $25.32            6%         100%           8%                100%
     2013           0           $0.00            0%         100%           0%                100%
     2014           0           $0.00            0%         100%           0%                100%
     2015           0           $0.00            0%         100%           0%                100%
     2016           0           $0.00            0%         100%           0%                100%
-----------------------------------------------------------------------------------------------------------
2017 & Beyond       0           $0.00            0%         100%           0%                100%
-----------------------------------------------------------------------------------------------------------

(1)   A 742 square foot management office has been excluded from the per square footage analysis, as there is no rent attributable to this space. Also,
      2,622 square feet of health club and conference room space has been excluded. No rent is underwritten for this space either.

(2)   Lease rolling comprises 0.48% of Total square footage.

      The following table presents certain information relating to the major tenants at the Parkshore Plaza 1 Property:

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                                                                             % OF TOTAL   ANNUALIZED
                         CREDIT RATING                          ANNUALIZED   ANNUALIZED    CONTRACT
                            (FITCH/      TENANT                  CONTRACT     CONTRACT       RENT        LEASE
     TENANT NAME        MOODY'S/S&P)(1)   NRSF    % OF NRSF      RENT ($)       RENT     ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------

Verizon Wireless            A+/A3/A      191,512     71%        $3,377,389       65%         $17.64     06/30/2009
Wachovia Securities       AA-/Aa3/AA-     13,013      5%          $327,928        6%         $25.20     09/30/2009
Intuit                     --/--/--       11,121      4%          $286,918        6%         $25.80     09/30/2009
Primary Relocation         --/--/--        9,964      4%          $247,500        5%         $24.84     12/31/2010
Chang, Ruthenberg & Lon    --/--/--        7,815      3%          $201,627        4%         $25.80     11/30/2011
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   233,425     87%        $4,441,362       85%         $19.03
------------------------------------------------------------------------------------------------------------------

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Other Tenants                 NAP         33,395     12%          $773,548       15%         $25.76(2)    Various
Vacant Space                  NAP          2,434      1%                $0        0%          $0.00         NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   269,254    100%        $5,214,910      100%         $19.79
------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   A 742 square foot management office has been excluded from the per square footage analysis, as there is no rent attributable to this space. Also,
      2,622 square feet of health club and conference room space has been excluded. No rent is underwritten for this space either.

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the
Parkshore Plaza 1 Borrower is required to deposit monthly: (i) 1/12 of the estimated annual taxes and insurance premium costs, (ii) $4,488 monthly ($0.20 per square foot annually) for capital expenditures and (iii) $26,500 for TI/LC costs.

      LOCKBOX AND CASH MANAGEMENT. A springing hard lockbox is in place with respect to the Parkshore Plaza 1 Loan. A cash sweep event is triggered upon: (i)
6 months after an event of default; (ii) any bankruptcy action of borrower;
(iii) any bankruptcy action of manager, unless the manager is replaced by a
Qualified Manager within 45 days; (iv) Verizon fails to renew or extend its lease nine months prior to lease expiration. $5,194,797 will be swept into the lockbox if Verizon fails to renew the lease or the Parkshore Plaza 1 Borrower must provide one of the following in lieu: cash, letter of credit, or a guarantee by the Strategic Property Fund.

      PROPERTY MANAGEMENT. The Parkshore Plaza 1 Property is managed by McCarthy
Cook & Co. The company has acquired approximately 4.4 million square feet of office and mixed-use properties with an additional 1 million square feet of value added development opportunity. During its 11-year history, McCarthy Cook &
Co. has acquired approximately $1.4 billion of properties with its partners.

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                                      T-71

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted provided: (i) no default has occurred; (ii) DSCR shall be equal to or greater than 1.25x; (iii) LTV shall not exceed 75%; (iv) lender is a qualified mezzanine lender (as defined in the Parkshore Plaza 1 Note) and; (v)
rating agency confirmation of no downgrade of the certificates.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. The Parkshore Plaza 1 Borrower is required to insure the Parkshore Plaza 1 Property against risk of loss on account of acts of terrorism. However, the Parkshore Plaza 1 Borrower is required to maintain insurance only to the extent obtainable for a maximum annual premium equal to
$60,000, which is 200% of the current cost of a separate policy for terrorism coverage.

      Certain additional information regarding the Parkshore Plaza 1 Loan and the Parkshore Plaza 1 Property is set forth on Appendix II hereto.

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                                      T-72

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